UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.      )

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

Security Bank Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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SECURITY BANK CORPORATION

4219 Forsyth Road

Macon, Georgia 31210

April     , 2008

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders to be held on Thursday, May 15, 2008, at 2:00 p.m. at the Macon Centreplex, 200 Coliseum Drive, Macon, Georgia. At this year’s Annual Meeting, you will be asked, among other items, to elect six members of the Board of Directors, to ratify the Amended and Restated Bylaws and to ratify the selection of the independent auditors for fiscal year 2008. Your affirmative vote on the matters is important, and we appreciate your continued support. We will also review our 2007 business results and discuss other matters of interest to our shareholders.

We hope you can attend the meeting in person, but even if you plan to do so, we encourage you to vote your shares ahead of time by using the enclosed proxy card, the telephone or Internet. This will ensure that you will be represented at the meeting. If you attend the meeting and prefer to vote in person, you may do so. The attached proxy statement explains more about proxy voting and the items on which you will be voting. Please read it carefully.

We are enclosing in this package a copy of our Annual Report on Form 10-K for the year ended December 31, 2007 for your review. We look forward to seeing you at our Annual Meeting on May 15, 2008.

Sincerely,

Alford C. Bridges

Chairman of the Board

PLEASE VOTE BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY OR YOU CAN

VOTE BY TELEPHONE OR INTERNET PURSUANT TO THE INSTRUCTIONS ON THE PROXY CARD.

SECURITY BANK CORPORATION

4219 Forsyth Road

Macon, Georgia 31210

NOTICE OF 2008 ANNUAL MEETING OF SHAREHOLDERS

May 15, 2008

TO THE SHAREHOLDERS OF SECURITY BANK CORPORATION:

The 2008 Annual Meeting of Shareholders of Security Bank Corporation, a Georgia corporation, will be held at the Macon Centreplex, 200 Coliseum Drive, Macon, Georgia, on Thursday, May 15, 2008, at 2:00 p.m., to consider and vote upon the following matters:

(I)	the election of six members of the Board of Directors;

(II)	the ratification of the Amended and Restated Bylaws;

(III)	the ratification of the selection of McNair, McLemore, Middlebrooks & Co., LLP as the independent auditors for Security Bank Corporation for fiscal year 2008;

(IV)	a shareholder proposal, which the Board of Directors and management oppose, to recommend the annual election of all directors rather than their election for staggered three-year terms; and

(V)	to act upon such other matters as may properly come before the meeting or any reconvened meeting following any adjournment thereof.

Information relevant to these matters is set forth in the attached Proxy Statement. Only shareholders of record at the close of business on March 28, 2008 may vote at the meeting.

You are invited to attend the meeting in person. Whether or not you plan to attend the meeting personally, please complete, sign and date the enclosed proxy, and return it as soon as possible in the enclosed postage prepaid envelope. In some cases, you may be able to exercise your proxy by telephone or by the Internet. Please refer to the Proxy Statement for further information on telephone and Internet voting. You may revoke your proxy any time prior to its exercise, and you may attend the meeting and vote in person, even if you have previously returned your proxy.

By Order of the Board of Directors,

Linda L. Cassidy

Secretary

Macon, Georgia

April     , 2008

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING IN PERSON, PLEASE VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE, OR YOU CAN VOTE BY TELEPHONE OR INTERNET PURSUANT TO THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD. IF YOU DO ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

i

SECURITY BANK CORPORATION

4219 Forsyth Road

P. O. Box 4748

Macon, Georgia 31210

(478) 722-6200

PROXY STATEMENT

ANNUAL MEETING MAY 15, 2008

This Proxy Statement is furnished to the shareholders of Security Bank Corporation in connection with the solicitation of proxies by our Board of Directors to be voted at the 2008 Annual Meeting of Shareholders and at any adjournments thereof (the Annual Meeting). The Annual Meeting will be held on May 15, 2008 at 2:00 p.m. at the Macon Centreplex, 200 Coliseum Drive, Macon, Georgia.

This Proxy Statement and the accompanying proxy card are first being mailed to shareholders on or about April     , 2008. The Company’s Annual Report on Form 10-K for the year ended December 31, 2007, including consolidated financial statements, is enclosed herewith.

As used in this Proxy Statement, the terms “the Company,” “we,” “our” and “us” all refer to Security Bank Corporation and its subsidiaries.

VOTING

At the close of business on March 28, 2008, the record date for the Annual Meeting, the Company had [                  ] shares of Common Stock outstanding and entitled to vote at the Annual Meeting. On each proposal presented for a vote at the Annual Meeting, each shareholder is entitled to one vote per share of Common Stock held as of the record date.

A quorum for the purposes of all matters to be voted on shall consist of shareholders representing, in person or by proxy, a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting. Shares represented at the Annual Meeting that are abstained or withheld from voting will be considered present for purposes of determining a quorum at the Annual Meeting. If less than a majority of the outstanding shares of Common Stock is represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting to another date, time or place.

In voting for the proposal to elect six directors (Proposal I), you may vote in favor of all nominees or withhold your votes as to all or as to specific nominees. The vote required to approve Proposal I is governed by Georgia law and our Amended and Restated Articles of Incorporation and is a plurality of the votes cast by the holders of shares entitled to vote, provided a quorum is present. Votes withheld and broker non-votes will not be counted and will have no effect.

In voting for the proposal to ratify our Amended and Restated Bylaws (Proposal II), you may vote in favor or against the proposal or you may abstain from voting. The vote required to approve the proposal is a majority of votes cast at the meeting, either by proxy or in person, provided a quorum is present. Abstentions and broker non-votes will not be considered to be either affirmative or negative votes.

In voting for the shareholder proposal, which the Board of Directors and management oppose, to recommend the annual election of all directors (Proposal IV), you may vote in favor or against the proposal or you may abstain from voting. The vote required to approve the proposal is a majority of votes cast at the meeting, either by proxy or in person, provided a quorum is present. Abstentions and broker non-votes will not be considered to be either affirmative or negative votes.

Any other matter that may be submitted to shareholders will be determined by a majority of the votes cast at the meeting. Votes withheld and broker non-votes will not be counted and will have no effect.

As of March 28, 2008, our directors and executive officers held [                ] shares of Common Stock, or approximately [         ]% of all outstanding Common Stock, and we believe that all of those shares will be voted in favor of Proposals I, II and III and against Proposal IV.

PROXIES

Shareholders of record may simplify their voting and reduce the Company’s costs by voting their shares via the telephone or the Internet. Instructions for voting via telephone or the Internet are set forth on the enclosed proxy card. The telephone and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number. These procedures enable shareholders to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded. If your shares are held in the name of a bank or broker, the availability of telephone and Internet voting will depend on the voting processes of the applicable bank or broker; therefore, it is recommended that you follow the voting instructions on the form you receive. If you choose not to vote by telephone or the Internet, please mark your choices on the enclosed proxy card and then date, sign and return the proxy card at your earliest opportunity.

All proxies properly voted by telephone or the Internet and all properly executed written proxy cards that are delivered to the Company (and not later revoked) will be voted at the Annual Meeting in accordance with the directions given. In voting by proxy with regard to the election of directors, you may vote in favor of all nominees, withhold your votes as to all nominees or withhold your votes as to specific nominees. In voting by proxy with regard to the proposals to ratify the Amended and Restated Bylaws, to ratify the selection of the independent auditor and to approve the shareholder proposal, you may vote for or against each proposal or abstain from voting. You should specify your choices on the proxy card. IF NO SPECIFIC INSTRUCTIONS ARE GIVEN WITH REGARD TO THE MATTERS TO BE VOTED UPON, THE SHARES REPRESENTED BY A SIGNED PROXY CARD WILL BE VOTED “FOR” PROPOSALS I, II AND III AND “AGAINST” PROPOSAL IV LISTED ON THE PROXY CARD. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their judgment.

All proxy cards delivered pursuant to this solicitation are revocable at any time before they are voted by giving written notice to Ms. Linda L. Cassidy, Corporate Secretary, Security Bank Corporation, P.O. Box 4748, Macon, Georgia 31208, by delivering a later dated proxy card, or by voting in person at the Annual Meeting.

PROPOSAL I—ELECTION OF DIRECTORS

Our Board of Directors consists of 16 members, 14 of whom are non-employee directors. The employee directors are our President and Chief Executive Officer, H. Averett Walker and the Senior Community Banker of Security Bank of Jones County, Thad G. Childs, Jr. Our Articles of Incorporation provide that the Board of Directors shall be divided into three classes, as nearly equal in number as possible, and that the Board shall consist of not less than five members and not more than 25 members, with the exact number of directors in each class to be fixed from time to time by resolution of the Board of Directors or the shareholders. The term of office of one of the classes of directors expires each year, and a new class of directors is elected each year by the shareholders for a term of three years and until their successors are elected and qualified. The Board of Directors set the number of members of the Board of Directors at between five and 25 at its March 2008 meeting.

The Board of Directors has nominated the following persons, each of whom is currently a director, for submission to the shareholders for election to a three-year term expiring at the 2011 meeting:

Edward M. Beckham, II	John W. Ramsey
Alford C. Bridges	Robert M. Stalnaker
Thad G. Childs, Jr.	Richard W. White, Jr.

Each of the nominees has consented to serve if elected. If any nominee is unavailable to serve for any reason, the Board of Directors may designate a substitute nominee (in which event the persons named as proxies will vote the shares represented by all valid proxy cards for the election of such substitute nominee), allow the vacancy to remain open until a suitable candidate is located or reduce the number of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO ELECT THE SIX NOMINEES NAMED ABOVE.

Biographies of Director Nominees, Directors and Executive Officers

The following information is set forth with respect to the six nominees for election as directors of the Company, the other persons who currently serve on the Board of Directors of the Company and the executive officers of the Company.

During the previous five years, no director or executive officer was the subject of a legal proceeding (as defined below) that is material to an evaluation of the ability or integrity of any director or executive officer. A “legal proceeding” includes: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive prior to that time; (2) any conviction in a criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) any order, judgment or decree of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) any finding by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission (SEC) or the Commodity Futures Trading Commission of a violation of a federal or state securities or commodities law (such finding having not been reversed, suspended or vacated).

Nominees for Director

Name	Principal Occupation	Age	Director Since
Edward M. Beckham, II	Mr. Beckham is a partner in Beckham Bros. Distribution, which has rental property holdings. He is also a partner in Beckham Bros., a real estate and agricultural company. He is Vice-Chairman of the Board of Directors.	68	1998

Alford C. Bridges	Mr. Bridges is Vice President of Whiteway Development Corporation d/b/a Appling Brothers, a grading, paving and construction company in Macon, Georgia. He is Chairman of the Board of Directors.	69	1994

Thad G. Childs, Jr.	Mr. Thad Childs is the Senior Community Banker of Security Bank of Jones County. Mr. Childs served as President and Chief Executive Officer of Security Bank of Jones County from the completion of the merger between Bank of Gray and the Company in June 2003 until his retirement on December 31, 2006. He served as President and Chief Executive Officer of the Bank of Gray from January 1987 through May 2003. His banking career also includes nine years with Trust Company Bank of Middle Georgia. Mr. Thad Childs is the first cousin of Frank H. Childs, Jr. and Ruthie G. McMichael.	61	2003

John W. Ramsey	Mr. Ramsey retired as the Chairman and Chief Executive Officer of Fairfield Financial Services, Inc., a subsidiary of Security Bank of Bibb County, on December 31, 2006. Prior to joining Security Bank of Bibb County, he was Chief Executive Officer of Group Financial Southeast (GFSE) d/b/a Fairfield Financial Associates. Mr. Ramsey is President and owner of Rams Four Ltd., a real estate development company that owns The Pines of Gray. Mr. Ramsey owns Rams Head Ltd., a Subchapter S corporation that owns GFSE and various other real estate holdings. In 2007 and thereafter, Mr. Ramsey has been involved in real estate development and investment.	64	2000

Robert M. Stalnaker	Mr. Stalnaker is a former co-owner and President of Stalnaker Plastics, Inc., a manufacturing company in Warner Robins, Georgia. He is also a managing partner in HealthQuest Technologies, LLC, a manufacturing marketing company.	58	1998

Name	Principal Occupation	Age	Director Since
Richard W. White, Jr.	Mr. White is President and part owner of White Brothers Warehouse, Inc., a wholesale distributor of auto parts in Macon, Georgia.	54	1994

	Continuing Directors—Terms Expiring in 2009
Name	Principal Occupation	Age	Director Since
Frank H. Childs, Jr.	Mr. Childs is a partner in the Groover & Childs law firm. Mr. Childs is also the County Attorney for Jones County. Mr. Frank Childs is the first cousin of Ruthie G. McMichael and Thad G. Childs, Jr.	59	2003

Robert T. Mullis	Mr. Mullis holds ownership interests in various businesses and in real estate holdings.	65	1994

H. Cullen Talton, Jr.	Mr. Talton is the sheriff of Houston County, Georgia and a real estate developer.	75	1998

Joe E. Timberlake, III	Mr. Timberlake is the retired President of Timberlake Grocery Company in Macon, Georgia. He is also the treasurer of Flintlake, Inc., a managing partner in Timberlands Partnership and Timberlake LLP, and a director of several other private companies.	67	1994

	Continuing Directors—Terms Expiring in 2010
Name	Principal Occupation	Age	Director Since
Benjamin W. Griffith, III	Mr. Griffith is President and owner of Southern Pine Plantations, Inc., a Macon based real estate development and timberland company. Mr. Griffith also holds ownership interests in various other timber, mining and real estate investments in the southeast.	55	1994

Ruthie G. McMichael	Mrs. McMichael retired from the Jones County School System in May 2007. She was a teacher and media specialist there for 27 years. Mrs. McMichael is the first cousin of Thad G. Childs and Frank H. Childs, Jr.	55	2003

Ben G. Porter	Mr. Porter is Chairman of Filmworks USA, a company that conducts antiques sales and other events at Lakewood Fairgrounds in Atlanta and Buford, Georgia. He is the developer of a residential subdivision and golf course near Darien, on the Georgia coast. In addition, he is the retired President of Charter Medical International and Senior Vice President of Charter Medical Corporation and the former owner of Piedmont Communications Corporation.	74	1996

H. Averett Walker	Mr. Rett Walker has served as President and Chief Executive Officer of the Company since January 1997. He served as President and Chief Operating Officer of the Company and Security Bank of Bibb County from January 1996 through December 1996. His banking career includes over two years with Bank South as the Middle Georgia Regional President in Macon, and 10 years with NationsBank, now Bank of America, including positions as Regional President in Albany/Moultrie and President in LaGrange.	54	1996

Name	Principal Occupation	Age	Director Since
Larry C. Walker	Mr. Larry Walker is an attorney with the firm of Walker, Hulbert, Gray & Byrd, LLP in Perry, Georgia.	66	1998

James R. Williams	Mr. Williams is the retired former Chairman and CEO of Consultants and Builders, Inc., a bank building and design firm. He is also the Chairman and Chief Executive Officer of Parkway Office Suites, Ltd. (an office suites operator), President of Willford Corporation, LLC (a real estate holding company) and a Partner in Flyboy Aviation Properties, LLC and Mathis Field, LLC (private airport ownership and operations). Mr. Williams is also the managing partner for 976 Sierra, LLC, a partnership that owns and operates a Bonanza A-36 airplane.	65	2006

Executive Officers

Name	Positions Held	Age
H. Averett Walker	See information under the heading “Continuing Directors—Term Expiring in 2010” above.	54

Richard A. Collinsworth	Mr. Collinsworth has served as Executive Vice President and Executive Credit Officer of the Company since January 1996. In January 2003, he was also named as the Company’s Chief Operating Officer, and in 2007 his responsibilities were further defined to include Regional Executive for the Company’s Middle Georgia division. Prior to joining the Company, he was City Commercial Banking Manager for Bank South in Macon in 1995. His 31 year banking background includes positions at NationsBank (now Bank of America) in North Carolina and Texas and at Henderson National Bank in Huntsville, Alabama. His responsibilities have included commercial lending, credit administration, marketing, internal reorganizations and product development.	58

James R. McLemore	Mr. McLemore has served as Executive Vice President and Chief Financial Officer of the Company since December 2002. Mr. McLemore served as Executive Vice-President and Chief Financial Officer of The Independent Bankers Bank in Dallas, Texas from December 2000 to November 2002. From August 1998 to November 2000, he served as Senior Vice-President and Chief Financial Officer of IBERIABANK Corporation in Lafayette, Louisiana. Mr. McLemore is a Certified Public Accountant (CPA) and a Chartered Financial Analyst (CFA).	48

Tony E. Collins	Mr. Collins has served as Executive Vice President and Regional Executive—Atlanta of the Company since May 2007. Previously, Mr. Collins served as Senior Vice President, Mergers and Acquisitions of the Company since May 2005. Prior to joining the Company, Mr. Collins was Vice Chairman of the Board of Directors of SouthBank. Mr. Collins’ banking career includes 10 years as Chief Administrative Officer for Century South Bank, Inc. and one year as President and CEO of First Bank, Inc.	54

PROPOSAL II—RATIFICATION OF AMENDED AND RESTATED BYLAWS OF SECURITY BANK CORPORATION

On September 18, 2007, our Board of Directors adopted Amended and Restated Bylaws for Security Bank Corporation. The main purpose of the amendments was to make our Common Stock eligible for participation in a Direct Registration Program operated by a clearing agency (such as the one offered by the Depository Trust Corporation), pursuant to Rule 4350(1) of the Nasdaq Marketplace Rules, as recently amended. To be eligible for a Direct Registration Program, our Common Stock must qualify as “eligible securities,” meaning that we must permit electronic direct registration of the Common Stock in an investor’s name on the books of the transfer agent or the Company, and similarly allow the Common Stock to be transferred between a transfer agent and broker. Accordingly, the amendments were adopted to provide for a system of issuance, recordation and transfer of our Common Stock by electronic or other means not involving the issuance of physical certificates.

In addition, we also made certain other revisions, updates and modifications to the Bylaws to make them consistent with our current practices and operations. Pursuant to the Amended and Restated Bylaws, these revisions must be ratified by the Company’s shareholders. The Amended and Restated Bylaws are attached hereto as Appendix C.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE AMENDED AND RESTATED BYLAWS OF SECURITY BANK CORPORATION.

CORPORATE GOVERNANCE

Independent Directors

The Company’s Common Stock is listed on the Nasdaq Global Select Market. Nasdaq requires that a majority of the directors be “independent directors,” as defined in Rule 4200(a)(15) of the Nasdaq Marketplace Rules. Generally, a director does not qualify as an independent director if the director (or in some cases, members of the director’s immediate family) has, or in the past three years has had, certain material relationships or affiliations with the Company, its external or internal auditors, or other companies that do business with the Company. The Board of Directors has affirmatively determined that 13 of the Company’s 16 current directors and nominees for director have no other direct or indirect relationships with the Company and therefore are independent directors on the basis of the Nasdaq Marketplace Rules and an analysis of all facts specific to each director. The independent directors are Edward M. Beckham, II, Alford C. Bridges, Frank H. Childs, Jr., Benjamin W. Griffith, III, Ruthie G. McMichael, Robert T. Mullis, Ben G. Porter, Robert M. Stalnaker, H. Cullen Talton, Jr., Joe E. Timberlake, III, Larry C. Walker, Richard W. White, Jr. and James R. Williams.

Corporate Governance Guidelines, Code of Conduct and Code of Ethics

The Board of Directors has adopted the Security Bank Corporation Corporate Governance Guidelines, which may be found in the Corporate Governance Section of the Company’s website at www.securitybank.net. The Board of Directors has also adopted the Security Bank Corporation Code of Conduct and the Security Bank Corporation Code of Ethics, which may also be found in the Corporate Governance Section of the Company’s website at www.securitybank.net. Within the time period required by the SEC and Nasdaq, we will post on our website any amendment to our Code of Ethics and any waiver applicable to any of our directors.

Director Nominating Process

Shareholders may recommend a director nominee by writing to the Corporate Secretary. To be considered, recommendations must be received by the Company at least 120 calendar days prior to the date of the Company’s Proxy Statement for the prior year’s Annual Meeting of Shareholders and include all required information to be considered. In the case of the 2009 Annual Meeting of Shareholders, this deadline is [November     , 2008]. All recommendations will be brought to the attention of the Nominating Committee.

The Nominating Committee reviews the appropriate experience, skills and characteristics required of members of the Board of Directors in the context of the current membership of the Board of Directors. Additionally, the Nominating Committee reviews and recommends from time to time any changes to the composition and operations of the Board of Directors and its committees.

The Company’s Board of Directors has established the following process for the identification and selection of candidates for director. The Nominating Committee, in consultation with the Chairman of the Board of Directors, shall periodically examine the composition of the Board of Directors and determine whether the Board of Directors would better serve its purposes with the addition of one or more directors. If the Nominating Committee determines that adding a new director is advisable, the Committee will initiate the search, working with other directors, management and, if it deems appropriate or necessary, a search firm retained to assist in the search. The Nominating Committee will consider all appropriate candidates proposed by management, directors and shareholders. Information regarding potential candidates will be presented to the Nominating Committee, and the Committee shall evaluate the candidates based on the needs of the Board of Directors at that time and issues of integrity, business experience, education, accounting and financial expertise, age, diversity, reputation, civic and community relationships, and knowledge and experience in matters impacting financial institutions, as set forth in the Nominating Committee’s Charter. Potential candidates will be evaluated according to the same criteria, regardless of whether the candidate was recommended by shareholders, the Nominating Committee, another director, Company management, a search firm or another third party. The Nominating Committee shall submit any recommended candidate(s) to the full Board of Directors for approval and recommendation to the shareholders.

Shareholder Communications to the Board of Directors

Shareholders who wish to communicate with the Board of Directors or any such other individual director or directors may do so by sending written communications addressed to the Board of Directors or such individual director or directors, c/o Corporate Secretary, Security Bank Corporation Board of Directors, P.O. Box 4748, Macon, GA, 31208. All communications directed to the Board of Directors, a committee of the Board of Directors or such individual directors will be received and processed by the Corporate Secretary and will be transmitted to the appropriate director or directors without any editing or screening by the Corporate Secretary. Each member of the Board of Directors who receives communications directly from security holders exercises his or her own discretion on whether to present the communications to the Board of Directors.

Board of Directors Meeting Attendance

The Board of Directors of the Company conducts regular meetings, generally on a monthly basis. The Board of Directors met 17 times during 2007. Excluding Benjamin W. Griffith, III, each director attended at least 75% of the meetings of the full Board of Directors and of the committees of the Board of Directors on which he or she serves.

The Company does not have a formal policy on director attendance at the Company’s annual meeting; however all directors are encouraged to attend. Excluding T. Kevin Reece, H. Cullen Talton, Jr. and Richard W. White, Jr., all of the Board of Directors attended the 2007 Annual Meeting of Shareholders.

Committees of the Board of Directors

The Board of Directors has established four standing committees: Audit, Compensation, Nominating and Policy. Information regarding the functions of these committees, their present membership and the number of meetings held by each committee during 2007 is set forth below:

Audit Committee

The Audit Committee of the Company serves in a dual capacity as the Audit Committee of the Company and each of the subsidiary banks. The current members of the Audit Committee are Edward M. Beckham, II (Chairman), Alford C. Bridges, Ruthie G. McMichael, Ben G. Porter, Robert M. Stalnaker, Joe E. Timberlake, III and Richard W. White, Jr. During 2007, this committee held five meetings. The Audit Committee’s functions include engaging the Company’s independent public accounting firm, reviewing with that firm the plans and results of the audit engagement of the Company, approving the annual audit plan and reviewing the results of the procedures for internal auditing, reviewing the independence of the independent public accounting firm, reviewing the Company’s financial results and SEC filings, reviewing the design and effectiveness of the Company’s internal controls and similar functions and approving all auditing and non-auditing services performed by its independent public accounting firm. The Audit Committee also creates, reviews and recommends changes to the corporate governance policies and procedures of the Company. Another function of the Audit Committee is to carry out the statutory requirements of a bank audit committee as prescribed under applicable law. The Board of Directors has adopted a written charter for the Audit Committee, which was amended in 2006. The Audit Committee Charter may be found in the Corporate Governance Section of the Company’s website at www.securitybank.net. All members of the Audit Committee meet the independence standards of Rule 4200(a) (15) of the Nasdaq Marketplace Rules. The Board of Directors has determined that we do not have a director that would qualify as an “audit committee financial expert.” The Board of Directors believes, however, that all members of the Audit Committee have the financial acumen to discharge the Audit Committee’s responsibilities and a majority of members meet the qualifications of Rule 4350(d)(2) of the Nasdaq Marketplace Rules, and meet the definition of “financial sophistication.” The formal report of the Audit Committee with respect to the year ended December 31, 2007 begins on page 39 herein.

Compensation Committee

The Company has a Compensation Committee that serves to establish compensation for executive officers and directors, review the selection and hiring of executive officers, and oversee the administration of any equity incentive plans and the Annual Cash Incentive Plan.

The Compensation Committee independently retains a compensation consultant, Matthews Young Management Consulting (Matthews Young), to review the elements of our compensation program and to identify its strengths and weaknesses. The mandate of the consultant is to serve the Company and work for the Compensation Committee in its review of executive compensation practices, including the competitiveness of pay levels, design issues, market trends and technical considerations. For 2007, Matthews Young: (1) provided market data regarding base salary and total cash compensation practices of the peer group described below; (2) consulted with the Committee on the amended employment agreements with executives; (3) advised the Committee on incentive compensation plans (both annual and long-term equity); (4) consulted with the Committee on possible amendments to the Supplemental Executive Retirement Plan (SERP) Agreements; and (5) advised the Committee on types of compensation that comprise the total mix of executive compensation. Our Chief Executive Officer recommends to the Compensation Committee base salary, target bonus levels, actual bonus payouts and long-term incentive grants for our senior executives. The Compensation Committee considers, discusses, modifies as appropriate, and takes action on such proposals. The Board of Directors has adopted a Compensation Committee Charter, which is attached hereto as Appendix B. The Compensation Committee Charter may also be found in the Corporate Governance Section of the Company’s website at www.securitybank.net.

Members of the Board of Directors who served on the Compensation Committee in 2007 are independent directors as defined by the Nasdaq Marketplace Rules. The current members of the Compensation Committee are Joe E. Timberlake, III (Chairman), Frank H. Childs, Jr. (Vice Chairman), Edward M. Beckham, II, Alford C. Bridges, Ruthie G. McMichael, Robert T. Mullis, H. Cullen Talton, Jr., Larry C. Walker and James R. Williams. During 2007, this committee held three meetings.

Nominating Committee

The primary function of the Nominating Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the size and composition of the Board of Directors, identifying individuals for nomination as members of the Board of Directors and filing vacancies on the Board of Directors. The Board of Directors has adopted a Nominating Committee Charter, which was amended subsequent to the 2007 Annual Meeting and is attached hereto as Appendix A. The Nominating Committee Charter may also be found in the Corporate Governance Section of the Company’s website at www.securitybank.net. A description of the Nominating Committee’s policy regarding director candidates nominated by shareholders appears under the heading “Director Nominating Process” above.

The Nominating Committee is comprised of members that meet the independence standards of Rule 4200(a)(15) of the Nasdaq Marketplace Rules. The current members of the Nominating Committee are Robert T. Mullis (Chairman), Alford C. Bridges, Ruthie G. McMichael, and Richard W. White, Jr. During 2007, this committee held one meeting.

Policy Committee

The Policy Committee provides vision, offers direction and speaks with openness and candor which offers a clear understanding of what the Board of Directors desires of the executive management team. These items are regularly communicated to the Chief Executive Officer. The Policy Committee focuses on issues related to achieving maximum shareholder value and ensuring we have the right management in place to achieve this important goal. The Policy Committee receives from the Chief Executive Officer a clear understanding of how the Company is performing in all critical areas including, but not limited to, financial highlights, senior management performance in each market, major management initiatives and market expansion opportunities.

The Board of Directors has adopted a Policy Committee Charter, which may be found in the Corporate Governance Section of the Company’s Web site at www.securitybank.net. The current members of the Policy Committee are Larry C. Walker (Chairman), Richard W. White, Jr., Ben G. Porter, Frank H. Childs, Jr., Robert T. Mullis and James R. Williams. During 2007, this committee held 12 meetings.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of March 28, 2008, the Company is not aware of any beneficial owners of more than five percent of the Company’s outstanding Common Stock.

Based on information provided to the Company, set forth in the table below is information regarding the beneficial ownership of Common Stock held by our directors, the named executive officers (as defined in “Executive Compensation” below) and all directors, nominees for director and executive officers of the Company as a group as of March 28, 2008:

Name	Shares of Common Stock Beneficially Owned(1)		Percentage of Common Stock Outstanding(2)
Edward M. Beckham, II	85,446		0.44%
Alford C. Bridges	203,281		1.06%
Frank H. Childs, Jr.	62,840		0.33%
Thad G. Childs, Jr.	201,088	(3)	1.05%
Tony E. Collins	43,800	(4)	0.23%
Richard A. Collinsworth	113,957	(5)	0.59%
Benjamin W. Griffith, III	902,414	(6)	4.72%
James R. McLemore	55,931	(7)	0.29%
Ruthie G. McMichael	62,308	(8)	0.33%
Robert T. Mullis	341,453	(9)	1.79%
Ben G. Porter	188,731		0.99%
John W. Ramsey	510,170	(10)	2.67%
Robert M. Stalnaker	17,680	(11)	0.09%
H. Cullen Talton, Jr.	33,354		0.17%
Joe E. Timberlake, III	205,716	(12)	1.08%
H. Averett Walker	196,213	(13)	1.03%
Larry C. Walker	106,019	(14)	0.55%
Richard W. White	86,722	(15)	0.45%
James R. Williams	74,066	(16)	0.39%
Directors, Nominees and Executive Officers as a Group (19 persons)	3,491,189		18.25%

(1)	Included are shares of Common Stock that may be acquired within 60 days of March 28, 2008 upon the exercise of vested stock options. Unless otherwise indicated, the persons listed in the tables have sole voting and investment power with regard to the shares shown as owned by such persons.
(2)	Calculated on a basis of 19,124,866 shares outstanding and includes 209,788 options exercisable within 60 days of March 28, 2008.
(3)	Mr. Childs has pledged 201,088 shares of Common Stock as collateral.
(4)	Includes 2,770 shares subject to presently exercisable options.
(5)	Includes 79,987 shares subject to presently exercisable options and 2,300 shares of restricted stock, all of which are vested. Mr. Collinsworth has pledged 21,330 shares of Common Stock as collateral.
(6)	Includes 49,000 shares held by Griffith Family Charitable Foundation, Inc. Mr. Griffith disclaims beneficial ownership of these shares.
(7)	Includes 53,333 shares subject to presently exercisable options.
(8)	Includes 2,410 shares held by Mrs. McMichael’s husband and 9,426 shares titled solely to Mrs. McMichael’s son.
(9)	Includes 227,978 shares held by an affiliated corporation; 16,335 shares held jointly with Michael C. Griffin; and 118,144 shares for which Mr. Mullis holds a power of attorney. In addition, 194,274 shares of common stock beneficially owned by Mr. Mullis have been pledged as collateral. Mr. Mullis disclaims beneficial ownership for the shares held jointly with Mr. Griffin and the shares for which he holds a power of attorney

(10)	Includes 159,720 shares held in the name of GFSE, which is owned by Rams Head Ltd, a Subchapter S corporation owned by Mr. Ramsey. Mr. Ramsey has pledged 505,170 shares of Common Stock as collateral.
(11)	Includes 1,766 shares held by Mr. Stalnaker’s wife.
(12)	Includes 15,146 shares held by Mr. Timberlake as trustee for revocable family trusts and 8,180 shares held by a broker as custodian for Mr. Timberlake.
(13)	Includes 73,698 shares subject to presently exercisable options and 4,000 shares of restricted stock, all of which are currently vested. Mr. Walker has pledged 86,302 shares of Common Stock as collateral.
(14)	Includes 656 shares held by Mr. Walker’s wife and 76,850 shares titled in the name of David G. Walker and Lawrence C. Walker, Jr., Co-Trustees of the Lawrence C. Walker, Sr. Trust, all which Mr. Walker holds beneficial ownership.
(15)	Includes 31,814 shares held jointly with Mr. White’s wife.
(16)	Includes 62,081shares held jointly with Mr. Williams’ wife, and 4,838 shares that are titled solely to Mr. Williams’ wife. Mr. Williams has pledged 62,081 shares of Common Stock as collateral.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Summary

The following discussion provides an overview and analysis of our compensation program and policies, the material decisions we have made under those programs and policies with respect to our named executive officers, and the material factors we considered in making those decisions. We will discuss the various elements included in executive compensation and how we determined those elements. We will also discuss the roles of the Compensation Committee, our compensation consultants and our Chief Executive Officer in this process. Later in this Proxy Statement under the heading “Additional Information Regarding Executive Compensation,” you will find a series of tables containing specific information about the compensation earned or paid in 2007 and 2006 to our named executive officers. The discussion below is intended to help you understand the detailed information provided in those tables and to put that information into context within our overall compensation program.

We include several elements in our compensation program: (1) base salary, (2) annual cash incentive awards, (3) long-term equity incentive awards, (4) retirement benefits and (5) other executive benefits, such as perquisites and severance benefits. We selected these elements to provide compensation and rewards for current performance as well as long-term rewards for performance achieved over a long-term period. The amounts of and criteria required to be attained with these elements are discussed in the following pages.

The following individuals comprise our named executive officers:

•	H. Averett Walker, President and Chief Executive Officer;

•	Richard A. Collinsworth, Executive Vice President and Chief Operating Officer;

•	James R. McLemore, Executive Vice-President and Chief Financial Officer; and

•	Tony E. Collins, Executive Vice President and Regional Executive–Atlanta.

Objectives of Our Compensation Program

The overall objective of our compensation program is to provide total compensation that is fair and equitable to our executives and to our shareholders. In order to accomplish this overall objective, our compensation program is designed to: (i) attract the qualified executives necessary to meet our needs as defined by our strategic plans, and (ii) retain and motivate the executives to achieve performance that supports the achievement of our objectives.

Compensation Decision Process

The Compensation Committee of our Board of Directors reviews and makes decisions with respect to salaries, bonuses, equity incentives and employee benefits for our executive officers. To assist in making its compensation decisions for fiscal 2007, the Compensation Committee retained Matthews Young. Matthews Young is a strategy, organization and human resources consulting firm with a proprietary southeastern United States database that has expertise in several industries, including the financial services industry. For 2007, the Compensation Committee asked Matthews Young to: (1) provide market data regarding base salary and total cash compensation practices of the peer group described below; (2) consult with the Committee on the amended employment agreements with executives; (3) advise the Committee on incentive compensation plans (both annual and long-term equity); (4) consult with the Committee on possible amendments to the SERP Agreements; and (5) advise the Committee on types of compensation that comprise the total mix of executive compensation.

Our Chief Executive Officer makes recommendations to the Compensation Committee regarding the performance of and compensation levels for the other executive officers but does not participate in the decision- making process regarding their compensation. He also gives the Compensation Committee input on industry compensation levels and practices that he receives from shareholders and others.

To ensure that our executive compensation is competitive in the marketplace, the Compensation Committee reviewed market data from surveys and reports provided by Matthews Young. We compete for executive talent with national and regional banks with a similar scope of operations. As a result, the Compensation Committee determined that base salary and total cash compensation for our named executive officers should be comparable (i.e., targeted to the median) to those provided by a peer group of similar sized community banks.

During 2006, at the request of the Compensation Committee, Matthews Young conducted a review of base salaries and total cash compensation provided to the named executive officers of banks and bank holding companies in the United States in the following categories:

•	financial institutions with assets of $1.0 to $5.0 billion;

•	financial institutions with assets of $2.0 to $4.0 billion;

•	independent financial institutions with assets of $2.0 to $9.9 billion;

•	financial institutions with assets of greater than $1.0 billion; and

•	community banks with assets of $1.0 to $2.9 billion.

The Compensation Committee selected a peer group of banks of similar asset size (at the time of selection) and within comparable performance ranges for return on assets and/or return on equity. We also included comparable peers within the southeastern geographic region of the country. The following banks comprised the peer group used for setting compensation levels for 2007:

•	Ameris Bancorp

•	Capital City Bank Group, Inc.

•	Pinnacle Financial Partners Inc.

•	SCBT Financial Corp.

•	Seacoast Banking Corp. of Florida

•	Superior Bancorp

•	Virginia Commerce Bancorp, Inc.

As described below in “Elements of Compensation,” we generally target the median of our peer group for the base salaries and total cash compensation of our named executive officers. The Committee uses the Matthews Young data as well as the Chief Executive Officer’s recommendations and their own knowledge of the Company and the executives’ performance as guidance in setting base salaries and total cash compensation.

Elements of Compensation

Base Salary

The base salaries of our named executive officers are designed to provide a reasonable level of compensation for day-to-day responsibilities and sustained performance. The Compensation Committee reviews base salaries annually and makes adjustments, if any, based on the review of competitive salaries in our peer group, as well as a subjective evaluation of the individual officer’s responsibilities, job scope, current Company performance and individual’s performance over prior years. For example, we generally consider the Company’s earnings and core deposit growth and assess each officer’s efforts towards successful execution of our capital plan, successful management of nonperforming assets, business conduct and integrity, and leadership and team building skills.

In 2006, Matthews Young and the Compensation Committee reviewed base salaries of chief executive officers, chief operating officers and chief financial officers within the peer group. Based on this review, Matthews Young and the Compensation Committee determined that our named executive officers’ salaries were below the median relative to these comparable positions. While we target the median base salary of peer companies, we recognize that our executives’ salaries may fall within a range encompassing both sides of the median point. Consistent with that position, the Compensation Committee did not adjust 2007 base salaries to approximate the median of the peer group. Rather, 2007 base salaries for the Chief Executive Officer and Chief Operating Officer were, on average, 5% to 6% below the median because, although 2006 performance was good, we recognized that some of the Company’s increase in total assets was due to recent acquisitions. The 2007 base salaries for each of our named executive officers are reflected in the Summary Compensation Table on page 20 of this Proxy Statement.

During 2007, earnings and other performance measures for the Company declined significantly primarily due to an increase in nonperforming assets resulting from an unprecedented decline in the residential real estate market. As a result, in January 2008, the Compensation Committee and Board of Directors approved 2008 base salaries for our named executive officers in the following amounts: Mr. Walker: $350,000 (a $20,000 decrease from 2007), Mr. McLemore: $210,000 (a $10,000 increase from 2007), Mr. Collinsworth: $240,000 (a $10,000 decrease from 2007), and Mr. Collins: $200,000 (unchanged). These salaries reflect the Compensation Committee’s desire to maintain a competitive compensation structure relative to the peer group while also considering the current performance of the Company.

Annual Cash Incentive Awards

Annual cash incentive awards encourage our named executive officers to achieve short-term performance goals that are critical to the achievement of our strategic plan. Messrs. Walker, McLemore, Collinsworth and Collins receive annual cash incentive awards under our Annual Cash Incentive Plan (Annual Incentive Plan), which provides for cash awards to participants based on a percentage of each officer’s salary.

A significant portion (approximately 30%) of each executive officer’s total annual cash compensation is linked to the attainment of the annual performance objectives determined by the Compensation Committee under the Annual Incentive Plan. For 2007 (and 2006) the maximum incentive opportunity was 45% of base salary for our Chief Executive Officer and 40% of base salary for our other named executive officers. The Annual Incentive Plan has two components: (1) awards earned based upon achievement of certain financial objectives, and (2) awards earned within a discretionary pool.

2007 Financial Performance Component. For 2007, the potential awards for Messrs. Walker, Collinsworth and Collins were based on the Company’s net income, core deposit growth, earnings per share growth, net interest margin and weighted risk ratio (an internal measure of the risk in the loan portfolio). The award for Mr. McLemore was based on the same factors, other than weighted risk ratio, which was replaced with efficiency ratio. Mr. McLemore’s performance metrics differ from the other executives due to the difference in his duties as the Chief Financial Officer. The performance objectives were weighted for each executive as seen in the following table.

	Mr. Walker	Mr. McLemore	Mr. Collinsworth	Mr. Collins
Net Income	15%	20%	15%	15%
Core Deposit Growth	20%	20%	20%	20%
Earnings Per Share	15%	20%	15%	15%
Net Interest Margin	20%	20%	20%	20%
Weighted Risk Ratio	30%		30%	30%
Efficiency Ratio		20%

The Compensation Committee selected these performance metrics because each measures progress against those performance objectives that are necessary for the long-term growth of a high performing community bank.

Net income and earnings per share growth measure our success in providing profits and returns to our shareholders. Core deposit growth indicates our success in attaining low cost deposits from our customers in our retail markets, which helps offset the higher costs of brokered certificates of deposit and borrowings. Net interest margin is a measure of the effectiveness of our asset/liability management efforts. The weighted risk ratio is an internal measure of the risk in the loan portfolio and is an important tool in our risk management structure. The efficiency ratio, which reflects the ratio of noninterest expenses to the sum of net interest income and noninterest income, is an industry measure that indicates the amount of cost needed to provide $1 of revenue and is a measure of our efficiency in revenue production.

In addition to determining the financial measures under the Annual Incentive Plan, the Compensation Committee also determines the level of performance under those measures necessary for an award to pay out under the Annual Incentive Plan. The Compensation Committee selects “trigger,” “target” and “superior” levels of performance, which reflect the percentage by which the financial measure is achieved as measured against budget. The table below reflects such levels of achievement.

		Percentage (%) of Bonus Earned
	2007 Target	Trigger	Target	Superior
Net Income	$30,193,000	85%	100%	115%
Core Deposit Growth	$123,208,000	90%	100%	110%
Earnings Per Share	$1.53	95%	100%	105%
Net Interest Margin	4.30%	97.5%	100%	102.5%
Efficiency Ratio	54.30%	105%	100%	95%
Weighted Risk Ratio	11.262	100%	100%	75.48%

In order to receive any annual incentive award under the Financial Performance Component of the Annual Incentive Plan, our net income must exceed the minimum threshold or “trigger.” If performance is at or below “trigger,” our named executive officers will not receive an annual incentive award. The “target” level is typically equivalent to the level set in our annual operating budget. The target level generally represents an amount that is an improvement over performance in the prior year, but is attainable under the assumptions used in our annual operating budget. If overall performance measures approximate the target level, then the executives’ bonuses will be approximately 50% of the maximum potential incentive. The Compensation Committee sets the performance range around the target level on an annual basis. The trigger threshold is set at a reasonable level of performance to reward executive management for achievement of some percentage of budget. The “superior” performance level is established as the performance level required to earn 100% of the annual incentive and is set as a “stretch goal” requiring performance beyond the annual budget amount. The likelihood that this level will be attained is no greater than 50%.

The following table reflects the range of potential payouts for 2007, expressed as a percentage of base salary.

	Mr. Walker	Mr. McLemore	Mr. Collinsworth	Mr. Collins
Trigger Level of Performance	0%	0%	0%	0%
Target Level of Performance	18%	16%	16%	16%
Superior Level of Performance	36%	32%	32%	32%

In early 2008, after reviewing the year-end financial reports, the Compensation Committee determined that net income for 2007 did not surpass the “trigger” threshold. Therefore, our named executive officers did not earn an award under the financial performance component of the Annual Incentive Plan, as reflected in the Non-Equity Incentive Compensation column of the Summary Compensation Table on page 20 of this Proxy Statement.

2007 Discretionary Component. The Annual Incentive Plan also provides for a discretionary pool based on a percentage of each participating named executive officer’s base salary: 9% in the case of Mr. Walker and 8% in the case of Messrs. McLemore, Collinsworth and Collins. The discretionary component of the incentive framework allows the Compensation Committee to identify and reward individual contributions toward the Company’s overall objectives. In order to receive any annual incentive award under the Discretionary Component of the Annual Incentive Plan, our net income must exceed the minimum threshold or “trigger.” The Compensation Committee may allocate this pool in any way it chooses. After reviewing the performance of the Company in 2007, the Compensation Committee determined not to make a distribution from the discretionary pool to our named executive officers, as reflected in the Bonus column of the Summary Compensation Table on page 20 of this Proxy Statement.

Long-Term Equity Incentive Awards

We maintain the 2007 Omnibus Long-Term Incentive Plan and the 2004 Omnibus Long-Term Incentive Plan, under which we are permitted to grant incentive stock options, restricted stock grants, stock appreciation rights and performance units. Historically, every three years we have granted our named executive officers long-term equity incentive awards in the form of performance-based stock options that become non-forfeitable upon achievement of specific pre-established levels of Company performance over a three-year performance cycle. If we fail to achieve the required performance level for a particular time period, the options for that time period are forfeited. If we achieve the performance goal, the options become non-forfeitable and vest over the same three-year period. We use a three-year performance cycle in order to maintain a long-term perspective on performance rather than an annual or quarterly perspective. We believe that performance-based stock options align the interests of our named executive officers with those of our shareholders because they reward the officers’ performance with equity in the Company.

2007 Grant. In May 2007, the Compensation Committee approved the grant of performance-based stock options to our named executive officers. The performance objective for the 2007-2009 performance cycle is earnings per share growth. This performance metric is important to our strategic plan because it measures our success in providing profits and returns to our shareholders. We believe this performance measure focuses management on increasing long-term value for our shareholders. The Compensation Committee set the earnings per share growth target at the beginning of the three-year cycle, and the stock options vest and become exercisable annually depending on our performance against target. The earnings per share targets are as follows:

	Tier 1	Tier 2
2007	$1.55	$1.59
2008	$1.74	$1.83
2009	$1.95	$2.10

If the target is met, the options in the applicable tranche will become non-forfeitable and thereafter will vest. If the earnings per share target is not met, the options in the applicable tranche will be forfeited.

Our Chief Executive Officer recommends the number of options for the other executives. Matthews Young reviews the number of stock options recommended for each officer and compares the potential future value of the options to other grants used by our peer group and other similar companies. Please see the Grants of Plan-Based Awards Table on page 21 of this Proxy Statement and the Outstanding Equity Awards at 2007 Fiscal-Year End Table on page 23 of this Proxy Statement for more information on the vesting and exercisability schedule of these options.

Retirement Benefits

We maintain SERP Agreements for the benefit of Messrs. Walker, McLemore and Collinsworth. The Compensation Committee desired to provide competitive retirement benefits given the restrictions on executives within tax-qualified plans. The Compensation Committee worked with Matthews Young in analyzing the possible benefits of using SERP Agreements to address the issues of internal and external equity in terms of retirement benefits offered to all employees at the Company as a percentage of final average pay and executives in our peer group. The Board of Directors approved supplemental retirement benefits targeting 65% of the final average base salary for these officers. The Board of Directors selected a target of 65% to match such benefits offered to other employees fully participating in qualified retirement plans offered by the Company. If the Company attains net income growth averaging 12% over the initial five years of the SERP Agreements, the benefit will increase to 75% of final average base salary. For more information on the SERP Agreements, please see the Pension Benefits table on page 25 of this Proxy Statement.

Other Executive Benefits

Perquisites. We provide the following perquisites to our named executive officers:

•	personal use of Company-owned automobile or a car allowance;

•	country club memberships and dues; and

•	personal use of Company-provided cell phones.

For 2007, we determined the level of perquisites and benefits to offer based on information previously gathered by Matthews Young and the Compensation Committee’s review of other financial institutions in our market area. We believe these perquisites serve a dual purpose. They are competitive with companies in our peer group, and they also facilitate the officer’s ability to work outside our corporate headquarters by assisting with travel and providing an external location to conduct business. For information on the incremental cost of these perquisites, please see footnote 5 to the Summary Compensation Table on page 20 of this Proxy Statement.

Employee Stock Purchase Plan. The named executive officers are eligible to participate in our Employee Stock Purchase Plan, which allows them to purchase our Common Stock through payroll deductions ranging from an annual amount of $240 to $7,200. The purchase price is set at 15% less than the most recent monthly closing price on the Nasdaq Global Select Market. All of our employees are eligible to participate in our Employee Stock Purchase Plan.

Severance Benefits. Pursuant to the Employment Agreements discussed below, we provide for severance benefits upon certain types of employment terminations. Additional information regarding severance benefits may be found in the narrative following the Grants of Plan-Based Awards table on page 21 of this Proxy Statement and on page 28 of this Proxy Statement under the heading, “Potential Payments upon Termination or Change in Control.”

New Employment Agreements. We entered into amended employment agreements with each of our named executive officers in December 2007. Each of Messrs. Walker, McLemore, and Collinsworth has been party to an employment agreement with the Company since 2002 and Mr. Collins since 2005. These agreements contained a provision that would require benefits to be strictly reduced to avoid excise tax under the “golden parachute” rules of the Internal Revenue Code. The Compensation Committee amended these agreements in 2007 in part because it believed that this limitation was too severe, particularly as it related to benefits provided under the SERP Agreements. In fact, in some instances, the aggregate reduction would outweigh the severance benefits provided under the agreement, leading some executives to consider whether it made more economic sense for them to not renew their employment agreements, a potential result which the Committee believed was not in the best interests of the Company or its shareholders. We believe employment agreements serve a number of functions, including (1) retention of our executive team; (2) mitigation of any uncertainty about future employment and continuity of management in the event of a change in control; and (3) protection of the Company and customers through non-compete and non-solicitation covenants.

The amended employment agreements are for an initial term ending December 18, 2010. Beginning on that date, and on each anniversary thereafter, the term of each agreement will automatically extend for additional one-year periods unless either party gives prior notice of non-renewal. In the event of a change in control of the Company, the term of each agreement will automatically extend for an additional three years following the change in control. The new employment agreements provide that payments will be reduced for purposes of the golden parachute rules only if the net benefit of such reduction would outweigh the excise tax that the executive otherwise would be required to pay. For more information regarding the employment agreements, please see the narrative following the Summary Compensation Table and Grant of Plan-Based Awards Table on page 21 of this Proxy Statement.

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, places a limit of $1,000,000 on the amount of compensation that the Company may deduct in any one year with respect to each of its five most highly paid executive officers. Thus far, none of our named executive officers have received compensation in excess of the Section 162(m) limitation and, therefore, all compensation has been fully deductible.

ADDITIONAL INFORMATION REGARDING EXECUTIVE COMPENSATION

Summary Compensation. The following table sets forth the cash and other compensation that we paid to or was earned by our named executive officers for their services in all capacities during 2007 and 2006.

SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d) (1)	Stock Awards ($) (e)	Option Awards ($) (f)(2)	Non-Equity Incentive Plan Compensation ($) (g)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)(4)	All Other Compensation ($) (i)(5)	Total ($) (j)
H. Averett Walker President and Chief Executive Officer (Principal Executive Officer)	2007 2006	370,000 330,000	— 29,700	— —	51,000 153,000	— 81,540	41,165 32,383	59,247 183,619	521,412 810,242
James R. McLemore EVP, Chief Financial Officer (Principal Financial Officer)	2007 2006	200,000 175,000	— 14,000	— —	28,800 86,400	— 39,277	21,600 19,175	26,722 29,916	277,122 363,768
Richard A. Collinsworth EVP, Chief Operating Officer	2007 2006	250,000 220,000	— 17,600	— —	33,600 100,800	— 48,266	68,066 57,747	49,195 131,992	400,861 576,405
Tony E. Collins(6) EVP, Regional Executive—Atlanta	2007	200,000	—	—	25,600	—	—	60,424	286,024

(1)	Reflects the cash bonus compensation earned within the discretionary component of the Annual Incentive Plan. No discretionary amounts were paid for 2007.
(2)	Represents the dollar amount recognized by the Company in 2007 and 2006 for financial statement reporting purposes, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The values of these awards and the amounts expensed were determined in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) Share-Based Payment (FAS 123R). The assumptions used in determining the values of the options are set forth in Note 15 to the Company’s consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2007, filed with the SEC. The options for which expense is shown in this table include options granted in the given year as well as options granted in prior years for which we continued to recognize expense in such year.
(3)	Reflects the cash bonus compensation earned pursuant to the financial performance component of the Annual Incentive Plan. No performance amounts were paid for 2007.
(4)	Reflects the increase in the actuarial values of each named executive officer’s benefits under the SERP Agreements determined using the same method used by the Company for financial statement reporting purposes with respect to our audited financial statements for the given year.
(5)	Amounts included in this column are reflected in the following table:

	Mr. Walker	Mr. McLemore	Mr. Collinsworth	Mr. Collins
Perquisites and other personal benefits	$9,109	$18,745	$20,557	$16,588
Employer Contributions to 401(k) Plan	13,500	4,477	13,500	13,336
Employer Contributions to Profit-Sharing Plan	3,938	3,500	3,938	3,500
Directors Fees	32,700	—	11,200	27,000

Total	$59,247	$26,722	$49,195	$60,424

Perquisites and Other Personal Benefits. For Mr. Walker these include country club membership dues of $6,548, personal use of company owned automobile of $1,110 and cellular phone expenses of $1,451. For Mr. McLemore these include country club membership dues of $4,440, automobile allowance of $12,000 and cellular phone expenses of $2,305. For Mr. Collinsworth these include country club membership dues of $6,427, automobile allowance of $12,000 and cellular phone expenses of $2,130. For Mr. Collins these include country club membership dues of $3,320, automobile allowance of $12,000 and cellular phone expenses of $1,268. Perquisites are valued at the actual expense incurred by the Company in providing such perquisites.

Employer Contributions to 401(k) Plan. The Company provides a 100% match for employee contributions up to 6% of their annual compensation, subject to certain limitations imposed by the Internal Revenue Code. For purposes of the 401(k) Plan, compensation in excess of $225,000 is disregarded.

Employer Contributions to Profit-Sharing Plan. The Company contributes a discretionary amount equal to a percentage of each named executive officer’s annual salary to his account under our Profit-Sharing Plan. Historically, the discretionary contribution has been 4% of annual salary for the named executive officers. For 2007, due to the Company’s performance, the Compensation Committee approved a contribution of 1.75% for the named executive officers.

Directors Fees. Reflects “Fees Earned or Paid in Cash” for the executive’s service as a director of the Company or subsidiary bank.

(6)	Mr. Collins was designated as an executive officer in May 2007 when he was promoted to Executive Vice President. Accordingly, he was not a named executive officer in 2006.

Grants of Plan-Based Awards. The following table below sets forth the individual grants of awards made to each of our named executive officers during 2007.

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/sh)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Mr. Walker	—	0	66,600	133,200	—	—	—	—
	05/15/07								100,000	20.92	740,000
Mr. McLemore	—	0	32,000	64,000	—	—	—	—
	05/15/07								70,000	20.92	518,000
Mr. Collinsworth	—	0	40,000	80,000	—	—	—	—
	05/15/07								80,000	20.92	592,000
Mr. Collins	—	0	32,000	64,000	—	—	—	—
	05/15/07								50,000	20.92	370,000

(1)	Reflects awards of incentive stock options, which were approved by our Board of Directors on the date of grant.
(2)	Reflects the potential payout values pursuant to the financial performance component of the Annual Incentive Plan for 2007 performance. For more information on the Annual Incentive Plan, see the description contained in the Compensation Discussion and Analysis on page 15 of this Proxy Statement and the narrative following this table. In 2007, the named executive officers did not earn an award pursuant to the financial component of the Annual Incentive Plan.
(3)	The exercise price is equal to the closing market price of our Common Stock on the date of grant.
(4)	Reflects the grant date fair value calculated in accordance with FAS123R.

Employment Agreements. We are parties to employment agreements with each of our named executive officers. On June 1, 2005, we entered into an employment agreement with Mr. Collins (the 2005 Employment Agreement); on December 1, 2002, we entered into an employment agreement with Mr. McLemore and on January 1, 2002, we entered into employment agreements with Messrs. Walker and Collinsworth (the 2002 Employment Agreements). Such agreements governed the respective executive’s employment until December 18, 2007, when we entered into amended and restated employment agreements with Messrs. Walker, McLemore, Collinsworth and Collins (the 2007 Employment Agreements).

Mr. Walker’s 2002 Employment Agreement provided for a term of 24 months with automatic renewal at the end of the term for additional 12 month terms until either party provided 90 days notice of non-renewal. The 2002 Employment Agreements of Messrs. Collinsworth and McLemore provided for a term of 18 months with automatic renewal at the end of the term for additional 12 month terms until either party provided 90 days notice of non-renewal. The 2005 Employment Agreement of Mr. Collins provided for a term of 12 months with automatic renewal at the end of the term for additional 12 month terms until either party provided 90 days notice of non-renewal. The 2002 and 2005 Employment Agreements provided that each executive would be entitled to participate in our employee benefit, option, bonus or other plans on the same basis as other executive officers.

The 2007 Employment Agreements are for an initial term ending December 18, 2010. Beginning on that date, and on each anniversary thereafter, the term of each agreement automatically will extend for additional one-year periods unless the other party gives prior notice of non-renewal. In the event of a change in control of the Company, the term of each agreement automatically will extend for an additional three years following the change in control. The 2007 Employment Agreements provide for an annual base salary of $350,000 for Mr. Walker, $240,000 for Mr. Collinsworth, $210,000 for Mr. McLemore and $200,000 for Mr. Collins. All salaries may be adjusted from year to year in the sole discretion of the Board of Directors of the Company, or a committee of the Board. The agreements provide that the executives will be eligible to participate in the employee benefit, option, bonus and other compensation programs that are generally provided to the Company’s senior officers. In addition, the executives will receive reimbursement for country club dues and assessments, a company vehicle or automobile allowance of $1,000 per month, and director fees for serving on the boards of directors of subsidiary banks.

The 2002, 2005 and 2007 Employment Agreements also provide our named executive officers with severance benefits in the event of certain terminations of employment. These benefits are described in “Potential Payments upon Termination or Change in Control” on page 28 of this Proxy Statement.

Annual Cash Incentive Plan. For 2007, our named executive officers received no annual incentive award under our Annual Incentive Plan. The Annual Incentive Plan has two components: awards earned based upon achievement of certain financial objectives, which are reflected in the Non-Equity Incentive Compensation column of the Summary Compensation Table, and awards earned within a discretionary pool, which are reflected in the Bonus column of the Summary Compensation Table on page 20 of this Proxy Statement. For a more complete description of the Annual Incentive Plan, please see the Compensation Discussion and Analysis of this Proxy Statement under the heading “Annual Cash Incentive Awards” on page 15.

Outstanding Equity Awards at 2007 Fiscal Year End. The following table provides information concerning unexercised options and unvested restricted stock awards outstanding as of December 31, 2007 for each of our named executive officers.

OUTSTANDING EQUITY AWARDS AT 2007 FISCAL YEAR END

	Option Awards								Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)		(c)		(d)		(e)	(f)	(g)		(h)(1)	(i)	(j)
Mr. Walker	—	(2)	45,475	(2)	—		9.76	5/2/2012
									800	(3)	7,312	—	—
	73,698	(4)	—	(4)	—		15.72	4/29/2014	—		—	—	—
	—	(5)	—	(5)	83,333	(5)	20.92	5/14/2017	—		—	—	—
Mr. McLemore	10,000	(6)	—	(6)	—		11.75	12/2/2012	—		—	—	—
	43,333	(4)	—	(4)	—		15.72	4/29/2014	—		—	—	—
	—	(5)	—	(5)	58,333	(5)	20.92	5/14/2017	—		—	—	—
Mr. Collinsworth	7,000	(7)	—	(7)	—		9.25	5/20/2009
	22,320	(2)	25,680	(2)	—		9.76	5/2/2012
									460	(3)	4,204	—	—
	50,667	(4)	—	(4)	—		15.72	4/29/2014	—		—	—	—
	—	(5)	—	(5)	66,667	(5)	20.92	5/14/2017	—		—	—	—
Mr. Collins	2,770	(8)	2,230	(8)	—		20.09	6/01/2015	—		—	—	—
	—	(5)	—	(5)	41,667	(5)	20.92	5/14/2017	—		—	—	—

(1)	Reflects the value as calculated using the closing market price of our Common Stock as of the last trading day in 2007, December 31, 2007 ($9.14).
(2)	Stock options awarded on May 2, 2002 under the 2002 Incentive Stock Option Plan (the 2002 Plan). Under this award, Mr. Walker and Mr. Collinsworth received options to acquire 85,000 and 48,000 shares of Common Stock, respectively. The options were divided into two tiers, both of which vested (became non-forfeitable) over a three-year period beginning on the date of grant if the Company achieved targeted annual earnings per share growth and targeted average annual earnings per share growth over the three year period. All targets were met and the options are fully vested (and non-forfeitable). Vested options become exercisable over a 10-year period beginning on the first anniversary date of the grant date in accordance with the following schedule: 7.5% for years 1-3 (2003 to 2005), 12.0% for years 4-9 (2006 to 2011), and 5.5% in year 10 (2012).
(3)	Restricted stock awarded on January 28, 2003 under the 2003 Restricted Stock Plan to Mr. Walker (4,000 shares) and Mr. Collinsworth (2,300 shares). The restricted stock awards vest 20% (800 shares for Mr. Walker and 460 shares for Mr. Collinsworth) on each anniversary of the date of grant (January 28, 2004, 2005, 2006, 2007 and 2008).
(4)	Stock options awarded on April 29, 2004 under the 2004 Omnibus Stock Ownership and Long-Term Incentive Plan (the 2004 Plan). Under these awards, the executives received options to acquire shares of Common Stock in the following amounts: Mr. Walker, 85,000; Mr. McLemore, 48,000; and Mr. Collinsworth, 56,000. The options were divided into two tiers, both of which vested (became non-forfeitable) over a three-year period beginning on the date of grant if the Company achieved targeted annual earnings per share growth and targeted average annual earnings per share growth over the three year period. All targets were met except for the Tier 2 third year annual earnings per share growth target. As a result, one-sixth of the Tier 2 options did not vest and were forfeited. The vested options became exercisable over the same three-year period and currently are fully exercisable.
(5)	Reflects stock options awarded on May 15, 2007 under the 2007 Omnibus Long-Term Incentive Plan (the 2007 Plan). Under these awards, the executives received options to acquire shares of Common Stock in the following amounts: Mr. Walker, 100,000; Mr. McLemore, 70,000; Mr. Collinsworth, 80,000; and Mr. Collins: 50,000. The options were divided equally into two tiers. The annual earnings per share growth targets for 2007 were not met. As a result, one-sixth of the options did not vest and were forfeited. Vested options become exercisable over the three-year period beginning on the grant date. The following paragraphs reflect the schedule upon which the remaining options will become vested and exercisable, assuming all future earnings per share growth targets are met.

Mr. Walker: If the Company achieves annual earnings per share growth targets for 2008 (12% with respect to Tier 1 options and 15% with respect to Tier 2 options), 8,333 of the Tier 1 options and 8,333 of the Tier 2 options will vest (become non-forfeitable) on December 31, 2008, and of such options that vest, one-third will become exercisable on each of December 31, 2008, May 15, 2009 and May 15, 2010. If the Company achieves annual earnings per share growth targets for 2009 (12% with respect to Tier 1 options and 15% with respect to Tier 2 options), 8,333 of the Tier 1 options and 8,334 of the Tier 2 options will vest (become non-forfeitable) on December 31, 2009, and of such options that vest, two-thirds will become exercisable on December 31, 2009 and one-third will become exercisable on May 15, 2010. If the Company achieves average earnings per share growth targets over the three-year period ending December 31, 2009 (12%

with respect to Tier 1 Options and 15% with respect to Tier 2 Options), 25,000 of the Tier 1 options and 25,000 of the Tier 2 options will vest (become non-forfeitable) on December 31, 2009, and of such options that vest, two-thirds will become exercisable on December 31, 2009 and one-third will become exercisable on May 15, 2010. If the Company achieves annual earnings per share growth or average earnings per share growth between 12% and 15%, a pro rata number of Tier 2 options will vest (become non-forfeitable) on the dates indicated above.

Mr. McLemore: If the Company achieves annual earnings per share growth targets for 2008 (12% with respect to Tier 1 options and 15% with respect to Tier 2 options), 5,833 of the Tier 1 options and 5,833 of the Tier 2 options will vest (become non-forfeitable) on December 31, 2008, and of such options that vest, one-third will become exercisable on each of December 31, 2008, May 15, 2009 and May 15, 2010. If the Company achieves annual earnings per share growth targets for 2009 (12% with respect to Tier 1 options and 15% with respect to Tier 2 options), 5,833 of the Tier 1 options and 5,834 of the Tier 2 options will vest (become non-forfeitable) on December 31, 2009, and of such options that vest, two-thirds will become exercisable on December 31, 2009 and one-third will become exercisable on May 15, 2010. If the Company achieves average earnings per share growth targets over the three-year period ending December 31, 2009 (12% with respect to Tier 1 Options and 15% with respect to Tier 2 Options), 17,500 of the Tier 1 options and 17,500 of the Tier 2 options will vest (become non-forfeitable) on December 31, 2009, and of such options that vest, two-thirds will become exercisable on December 31, 2009 and one-third will become exercisable on May 15, 2010. If the Company achieves annual earnings per share growth or average earnings per share growth between 12% and 15%, a pro rata number of Tier 2 options will vest (become non-forfeitable) on the dates indicated above.

Mr. Collinsworth: If the Company achieves annual earnings per share growth targets for 2008 (12% with respect to Tier 1 options and 15% with respect to Tier 2 options), 6,667 of the Tier 1 options and 6,667 of the Tier 2 options will vest (become non-forfeitable) on December 31, 2008, and of such options that vest, one-third will become exercisable on each of December 31, 2008, May 15, 2009 and May 15, 2010. If the Company achieves annual earnings per share growth targets for 2009 (12% with respect to Tier 1 options and 15% with respect to Tier 2 options), 6,666 of the Tier 1 options and 6,667 of the Tier 2 options will vest (become non-forfeitable) on December 31, 2009, and of such options that vest, two-thirds will become exercisable on December 31, 2009 and one-third will become exercisable on May 15, 2010. If the Company achieves average earnings per share growth targets over the three-year period ending December 31, 2009 (12% with respect to Tier 1 Options and 15% with respect to Tier 2 Options), 20,000 of the Tier 1 options and 20,000 of the Tier 2 options will vest (become non-forfeitable) on December 31, 2009, and of such options that vest, two-thirds will become exercisable on December 31, 2009 and one-third will become exercisable on May 15, 2010. If the Company achieves annual earnings per share growth or average earnings per share growth between 12% and 15%, a pro rata number of Tier 2 options will vest (become non-forfeitable) on the dates indicated above.

Mr. Collins: If the Company achieves annual earnings per share growth targets for 2008 (12% with respect to Tier 1 options and 15% with respect to Tier 2 options), 4,167 of the Tier 1 options and 4,167 of the Tier 2 options will vest (become non-forfeitable) on December 31, 2008, and of such options that vest, one-third will become exercisable on each of December 31, 2008, May 15, 2009 and May 15, 2010. If the Company achieves annual earnings per share growth targets for 2009 (12% with respect to Tier 1 options and 15% with respect to Tier 2 options), 4,166 of the Tier 1 options and 4,167 of the Tier 2 options will vest (become non-forfeitable) on December 31, 2009, and of such options that vest, two-thirds will become exercisable on December 31, 2009 and one-third will become exercisable on May 15, 2010. If the Company achieves average earnings per share growth targets over the three-year period ending December 31, 2009 (12% with respect to Tier 1 Options and 15% with respect to Tier 2 Options), 12,500 of the Tier 1 options and 12,500 of the Tier 2 options will vest (become non-forfeitable) on December 31, 2009, and of such options that vest, two-thirds will become exercisable on December 31, 2009 and one-third will become exercisable on May 15, 2010. If the Company achieves annual earnings per share growth or average earnings per share growth between 12% and 15%, a pro rata number of Tier 2 options will vest (become non-forfeitable) on the dates indicated above.

(6)	Tier 1 stock options awarded to Mr. McLemore on December 2, 2002 under the 2002 Plan. The options vested and became exercisable in accordance with the 2002 Tier 1 Option Schedule discussed in footnote 2 above.
(7)	Stock options awarded to Mr. Collinsworth on May 20, 1999 under the 1999 Incentive Stock Option Plan (the 1999 Plan). Under this award, Mr. Collinsworth received options to acquire 7,000 shares of Common Stock. The options vested and became exercisable 20% per year over a five-year period beginning on the first anniversary of the date of grant.
(8)	Stock options awarded to Mr. Collins on June 1, 2005 under the 2004 Plan. Under this award, Mr. Collins received options to acquire 15,000 shares of Common Stock. The options vest (become non-forfeitable) over a three-year period beginning on the date of grant if the Company achieved targeted annual earnings per share growth and targeted average annual earnings per share growth over the three-year period. All targets were met except for the 2007 annual earnings per share growth target and the average annual earnings per share growth target. As a result, four-sixths of the options did not vest and were forfeited. The vested options will become fully exercisable on June 1, 2008.

Option Exercises And Stock Vested In Last Fiscal Year. The following table provides information regarding stock options that were exercised by our named executive officers and shares of restricted stock held by our named executive officers that became vested during 2007.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b) (1)	(c)	(d)	(e)(2)
Mr. Walker	51,994	579,057	800	17,696
Mr. McLemore	—	—	—	—
Mr. Collinsworth	—	—	460	10,175
Mr. Collins	—	—	—	—

(1)	Reflects the aggregate dollar value realized upon the exercise of stock options, determined by the difference between the fair market value of our Common Stock on the date of exercise and the exercise price of the options.
(2)	Reflects the closing price of our Common Stock ($22.12) on January 26, 2007, multiplied by the number of shares vesting on that date.

Pension Benefits under Supplemental Executive Retirement Plan Agreements. In August 2005, we entered into SERP Agreements with Messrs. Walker, McLemore and Collinsworth. Each of the SERP Agreements is an unfunded, non-qualified defined benefit retirement plan. The table below describes the benefits accrued to the named executive officers under the SERP Agreements as of December 31, 2007.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)(1)	(e)
Mr. Walker	SERP	11	83,323	—
Mr. McLemore	SERP	5	48,121	—
Mr. Collinsworth	SERP	11	146,242	—
Mr. Collins(2)	—	—	—	—

(1)	The actuarial present value of the accumulated benefit was determined using the interest ramp up method as prescribed by Accounting Principals Board Opinion No. 12, Omnibus Opinion, and based on a 7% discount rate and 4% annual salary growth rate. Executives are assumed to retire at the age of 65. Mortality is assumed from that date only. This was the same method used by the Company for financial statement reporting purposes with respect to our audited financial statements for 2007.
(2)	Mr. Collins does not have a SERP Agreement with the Company.

Supplemental Executive Retirement Plan Agreements with Messrs. Walker, McLemore and Collinsworth

Normal Retirement Benefit. Pursuant to the SERP Agreements, each executive will receive a normal retirement benefit when he reaches age 65. The normal retirement benefit is 65% of the executive’s final average compensation, increasing to 75% of final average compensation if our consolidated net income growth over the initial five plan years (2005 – 2009) averages at least 12% annually, or we undergo a change in control. The normal retirement benefit will be reduced by amounts that the executive is eligible to receive pursuant to Social Security benefits, certain qualified plan benefits and certain prior plan benefits. The normal retirement benefit will be paid in equal monthly installments over a 15-year period beginning on the first day of the month following the month the executive reaches age 65.

An executive’s “final average compensation” is the average of his final five calendar years of annual base salary (before reduction for any salary that has been deferred) prior to his retirement or other termination of employment. For purposes of this calculation, the executive’s base salary for the calendar year in which he terminates employment will be annualized. If the executive has been employed less than five full calendar years (counting the final year of employment as a full year), his “actual” final average compensation will be based on the number of full years worked (counting the final year of employment as a full year worked).

Early Termination Benefit. Upon an executive’s early termination of employment before reaching age 65 for any reason other than death, disability, termination for cause, or constructive separation from service (as such terms are defined in the SERP Agreements), and before a change in control (as defined in the SERP Agreements), he will receive an “early termination benefit” equal to the vested portion of his accrued balance under the SERP Agreement as of the end of the month preceding his termination of employment. In the case of Messrs. Walker and Collinsworth, the executive began vesting in his accrued balance on a pro rata percentage based on the number of years that began on August 1, 2005 until he reaches age 65. In the case of Mr. McLemore, he began vesting in his accrued balance on a pro rata percentage based on the number of years that began on November 1, 2007 until he attains age 65. The early termination benefit will be paid in 180 consecutive equal monthly installments beginning on the first day of the month following the month the executive reaches age 65. We will credit interest on the unpaid vested accrued balance at an annual rate equal to 7%, compounded monthly.

Disability Benefit. Upon an executive officer’s termination of employment by reason of disability before he reaches age 65, he will be entitled to a disability benefit of 100% of his accrued balance under the SERP Agreement as of the end of the month preceding his termination of service. The disability benefit will be paid in 180 consecutive equal monthly installments beginning on the first day of the month following the month he reaches age 65. We will credit interest on the unpaid vested accrued balance at an annual rate equal to 7%, compounded monthly.

Change in Control Benefit. Upon the executive’s early termination, or constructive separation of service (as defined in the SERP Agreement), following a change in control of the Company, he will be entitled to receive a “change in control benefit” similar to the normal retirement benefit described above, except that the executive’s projected final average compensation will be used instead of his final average compensation. The executive’s “projected final average compensation” is equal to his final average compensation determined as if (1) he remained an employee until age 65, and (2) his annual base salary as of his termination date increased at an annual rate of 4%. Each SERP Agreement also provides that, if required by applicable banking regulation, the payments will be modified or reduced to the maximum amount that could be paid without triggering an adverse regulatory position for the Company. The change in control benefit will be paid in equal monthly installments over a 15-year period beginning on the first day of the month following the month the executive reaches age 65.

Death Benefits.

Death during Active Service. If the executive dies while in active service and prior to a change in control, he will receive an annual benefit equal to 65% of his projected final average compensation, reduced by amounts that the executive is eligible to receive pursuant to Social Security benefits, certain qualified plan benefits, and certain prior plan benefits, determined as of the end of the month preceding his death. If he dies while in active service and following a change in control, the annual benefit will be the change in control benefit described above. The annual benefit will be paid to the executive’s beneficiary in equal monthly installments over a 15-year period beginning within 60 days following our receipt of the executive’s death certificate.

Death during Distribution of a Benefit. If the executive dies after distributions have commenced under his SERP Agreement but before receiving all distributions, we will pay his beneficiary the remaining benefits at the same time and in the same amounts that would have been distributed to the executive.

Death after Termination of Employment but before Benefit Distributions Commence. If the executive is entitled to benefit distributions under his SERP Agreement, but dies prior to the commencement of such distributions, we will pay his beneficiary the same benefits that the executive was entitled to prior to his death. The benefit distributions will commence within 60 days following our receipt of the executive’s death certificate.

Termination of SERP Agreements. If we terminate the SERP Agreements prior to a change in control, the executives will receive the early termination benefit described above (regardless of whether an early termination actually occurred), payable in a lump sum within 60 days after their termination of employment. If we, or our successor, terminate the SERP Agreements following a change in control, the executives will receive the change in control benefit described above, payable in a lump sum within 60 days of their termination of employment.

General. If an executive’s service is terminated for cause, we will not distribute any benefit under the SERP Agreements. The benefits under the SERP Agreements are non-transferable.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

As described in the narrative following the Summary Compensation Table and Grant of Plan-Based Awards Table on page 21 of this Proxy Statement, each of our named executive officers is party to an employment agreement, which provides such executive with benefits in the event of certain terminations of employment.

Employment Agreements with Messrs. Walker, Collinsworth, McLemore and Collins

The following describes the employment agreements that were in place during fiscal year 2007 prior to December 18, 2007 with Messrs. Walker, Collinsworth, McLemore and Collins.

Termination for Cause; Resignation Without Good Reason; Resignation Absent Company’s Breach of Employment Agreement. If an executive is terminated for cause or resigns without good reason, as such terms are defined in the 2002 and 2005 Employment Agreements, and absent our breach of the employment agreement, he will receive only the salary and benefits that are accrued through the date of termination. In this event, no special severance benefits are payable.

Absent a Change in Control: Termination Without Cause; Resignation with Good Reason; Company’s Breach of Employment Agreement. If, absent a change in control (as defined in the 2002 and 2005 Employment Agreements), an executive is terminated without cause, resigns with good reason, or terminates employment due to our breach of his employment agreement, he will receive a severance payment equal to his base salary for one year. Severance payments generally are paid in cash in a lump sum.

Termination Following Change in Control. If a change in control occurs during the term of the 2002 and 2005 Employment Agreements and the executive’s employment is terminated within three years following the change in control (or, in certain circumstances, within one year prior to a change in control) by the Company (other than for Cause or by reason of the executive’s death or disability) or by involuntary termination (as defined in the 2002 and 2005 Employment Agreements) of the executive, the executive will be entitled to:

•

a lump sum payment equal to the executive’s base salary multiplied by a period of time (24 months, in the case of Mr. Walker, 18 months, in the case of Messrs. Collinsworth and McLemore, or 12 months, in the case of Mr. Collins);

•

a lump sum payment equal to the present value of  1/12 of the average of the bonuses paid to the executive for the two calendar years immediately preceding the year of such termination multiplied by a period of time (24 months, in the case of Mr. Walker or 18 months, in the case of Messrs. Collinsworth and McLemore, or 12 months, in the case of Mr. Collins); and

•

continuation of health and life insurance benefits for a period of time (24 months, in the case of Mr. Walker, 18 months, in the case of Messrs. Collinsworth and McLemore, or 12 months, in the case of Mr. Collins).

The executive will also be fully vested in, and will be permitted to continue participation in, all employee retirement plans for 24 months, in the case of Mr. Walker, 18 months, in the case of Messrs. Collinsworth and McLemore, or 12 months, in the case of Mr. Collins, from the date of termination of his employment. If full vesting and continued participation in any plan is not permitted, the executive will be entitled to a supplemental benefit equal to the present value on the date of termination of employment of the excess of (1) the benefit that would have been paid under such plan if he had been fully vested and had continued to be covered for the 24-month period, in the case of Mr. Walker, 18-month period, in the case of Messrs. Collinsworth and McLemore, or 12 months, in the case of Mr. Collins, as if he had earned compensation and had made contributions sufficient to earn the maximum matching contribution, over (2) the benefit actually payable to or on behalf of the executive under such plan.

Each 2002 Employment Agreement and the 2005 Employment Agreement also provides that the severance payments will be modified or reduced to the maximum amount that could be paid without triggering an excise tax under the “golden parachute” provisions under Section 280G of the Internal Revenue Code.

2007 Employment Agreements with Messrs. Walker, Collinsworth, McLemore and Collins

The following describes the amended and restated employment agreements that we entered into with each of the named executive officers on December 18, 2007.

Termination for Cause; Resignation Without Good Reason. If an executive is terminated for Cause or resigns without good reason, as such terms are defined in the 2007 Employment Agreements, he will receive his accrued rights, such as earned but unpaid base salary and any earned but unpaid benefits under Company incentive plans, which we refer to as the “accrued rights.” No special severance benefits are payable.

Termination Due to Death or Disability. If the executive dies, or if we terminate his employment due to disability (as defined in the 2007 Employment Agreements), the executive (or his estate) will receive his accrued rights.

Absent a Change in Control: Termination without Cause; Resignation for Good Reason. If, absent a change in control, an executive is terminated without cause or resigns for good reason, he will receive a lump sum cash severance payment equal to two times the sum of (a) his then current base salary, plus (b) his average annual cash incentive earned over the prior five years. The executive will also receive his accrued rights.

Termination Following Change in Control. In the event that a termination without cause or a resignation for good reason occurs within three years following a change in control of the Company (or, in certain circumstances, within one year prior to a change in control), the executive will be entitled to:

•	accrued rights;

•

a lump sum cash severance payment equal to 2.99 times his “base amount” under Section 280G of the Internal Revenue Code (the base amount typically is the executive’s average annual taxable compensation over the prior five years);

•

continuation of health care coverage under COBRA for a period of 18 months, with all premiums paid by the Company, and, if as of the end of such 18-month period, the executive has not obtained other employment which provides health care coverage, we will pay him a lump sum cash amount equal to the cost of such previous 18 months coverage;

•	acceleration of vesting of all stock options, restricted stock, and other equity awards, including the lapse of all time- and performance-based restrictions; and

•

acceleration of vesting under the Company’s retirement plans and a cash payment equal to the present value of the excess of (a) the benefit he would have been paid under each plan if he had been fully vested and had continued coverage for 18 months following termination, as if he had earned the severance payment during such period and had made contributions sufficient to earn the maximum matching contribution, if any, over (b) the benefit actually payable under each plan. This provision does not affect the benefits the executives receive under their SERP Agreements with the Company.

In the event that any of the severance benefits described above are subject to federal excise taxes under the “golden parachute” provisions under Section 280G of the Internal Revenue Code, the payments will be reduced to the extent necessary to avoid such excise taxes, but only if such reduction would result in a greater net benefit for the executive.

The agreements prohibit the executives from competing with the Company, or soliciting our customers or employees, for a period of one year following termination of employment.

Restrictive Covenants

The 2007 Employment Agreements require the executives to refrain from soliciting customers or employees of the Company, or competing with the Company within a 50-mile radius of the main office, during employment and for a one-year period after termination of employment. The agreements require the executives to refrain from hiring employees of the Company for an 18-month period after termination of employment and limit the executives’ ability to disclose or use any of the Company’s confidential information, trade secrets or business opportunities.

SERP Agreements

For a description of the termination benefits under the SERP Agreements, please see the discussion following the Pension Benefits table on page 25 of this Proxy Statement.

Summary of Potential Termination Payments

The following table reflects the value of termination payments and benefits that each of our named executive officers would receive under the 2007 Employment Agreements, which were in place on December 31, 2007, if they had terminated employment on December 31, 2007 under the circumstances shown. The table does not include accrued salary and benefits, or certain amounts that the named executive officers would be entitled to receive under certain plans or arrangements that do not discriminate in scope, terms or operation, in favor of our executive officers and that are generally available to all salaried employees. It also does not include values of awards that vested normally prior to December 31, 2007.

Officer	Equity with Accelerated Vesting ($)(1)	Severance ($)(2)	Insurance Benefits ($)(3)	Retirement Plan Benefits: SERP ($)(4)	Continued Benefits ($)(5)	Total ($)
Mr. Walker
Death	—	—	350,000	2,590,920	—	2,940,920
Disability	—	—	1,500,000	280,545	—	1,780,545
Termination for Cause or Resignation Without Good Reason	—	—	—	64,740	—	64,740
Retirement	—	—	—	2,592,990	—	2,592,990
Termination without Cause or Resignation for Good Reason	—	906,925	—	64,740	—	971,665
Change in Control(6)	7,312	1,301,441	—	3,384,135	25,273	4,718,161

Mr. McLemore
Death	—	—	350,000	1,827,915	—	2,177,915
Disability	—	—	2,280,000	253,545	—	2,533,545
Termination for Cause or Resignation Without Good Reason	—	—	—	14,085	—	14,085
Retirement	—	—	—	1,830,630	—	1,830,630
Termination without Cause or Resignation for Good Reason	—	502,611	—	14,085	—	516,696
Change in Control(6)	—	672,464	—	2,371,740	24,480	3,068,684

Mr. Collinsworth
Death	—	—	350,000	1,738,605	—	2,088,605
Disability	—	—	1,020,000	370,275	—	1,390,275
Termination for Cause or Resignation Without Good Reason	—	—	—	123,420	—	123,420
Retirement	—	—	—	1,739,040	—	1,739,040
Termination without Cause or Resignation for Good Reason	—	611,671	—	123,420	—	735,091
Change in Control(6)	4,204	934,101	—	2,195,985	34,578	3,168,868

Mr. Collins
Death	—	—	350,000	—	—	350,000
Disability	—	—	1,560,000	—	—	1,560,000
Termination for Cause or Resignation Without Good Reason	—	—	—	—	—	—
Retirement	—	—	—	—	—	—
Termination without Cause or Resignation for Good Reason	—	468,177	—	—	—	468,177
Change in Control(6)	—	530,851	—	—	29,183	560,034

(1)	Reflects the dollar value of unexercisable options that become exercisable and the dollar value of unvested restricted common stock that becomes vested upon the occurrence of a change in control (based on the $9.14 closing market price of our Common Stock on December 31, 2007, which was the last trading day in 2007).
(2)	For termination without cause or resignation for good cause absent a change in control, the amount is calculated as two times the sum of the current salary plus the average bonus earned over the five years prior to the year of termination. For termination without cause or resignation for good cause following a change in control, the amount is calculated as 2.99 times the “base amount” as defined in Section 280G of the Internal Revenue Code.
(3)	Death benefit is equal to two times the executive’s annual base salary (which is a death benefit available to all employees with a maximum of $350,000. Disability benefit is equal to 60% of the executive’s annual base salary (which is a long-term disability benefit available to all employees), payable monthly until the executive reaches age 67, subject to a maximum monthly benefit of $10,000.
(4)	Reflects the benefits payable under the SERP Agreements, as described on page 25 of this Proxy Statement.
(5)	We valued the benefit of continuation of benefits for a period of 18 months as the cost to the Company of (a) providing a 100% match for the executive’s contributions to our 401(k) Plan, assuming his contribution remained the same as in fiscal year 2007, and (b) paying the premiums required for continued participation in medical benefits. This dollar value also includes the estimated lump sum cash payment payable at the end of the 18-month period equal to the cost of such previous 18 months coverage, assuming the executive has not obtained other employment which provides health care coverage.
(6)	The 2007 Employment Agreements contain a provision that gives the executive the option of receiving this full amount and paying the excise tax (if any) under the “golden parachute” rules of the Internal Revenue Code or the maximum amount without triggering the excise tax. Assuming each executive would choose the larger amount allowed under these 2 options, each of these totals would be subject to excise tax or a reduction in benefits to the executives as follows: Mr. Walker, $842,169; Mr. McLemore, $565,939; Mr. Collinsworth, $545,767; and Mr. Collins, $27,407.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors oversees the compensation program of the Company on behalf of the Board of Directors. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement beginning on page 13.

In reliance on the review and discussion referred to above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and in this Proxy Statement, each of which will be filed with the SEC.

Members of the Compensation Committee:

Joe E. Timberlake, III, Chairman

Frank H. Childs, Vice Chairman

Edward M. Beckham, II

Alford C. Bridges

Ruthie G. McMichael

Robert T. Mullis

H. Cullen Talton, Jr.

Larry C. Walker

James R. Williams

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The following directors served on the Compensation Committee during 2007: Joe E. Timberlake, III (Chairman), Frank H. Childs, Jr. (Vice Chairman), Edward M. Beckham, II, Alford C. Bridges, Ruthie G. McMichael, Robert T. Mullis, H. Cullen Talton, Jr., Larry C. Walker and James R. Williams. None of such persons was an officer or employee of the Company during 2007 or at any time in the past and none of the Company’s executive officers has served as a member of a compensation committee or a board of directors of any other entity that has an executive officer serving as a member of the Company’s Board of Directors.

COMPENSATION OF DIRECTORS

The following table sets forth the cash and other compensation paid by the Company to the members of the Board of Directors of the Company for all services in all capacities during 2007, other than to our named executive officers, whose director compensation is disclosed in the Summary Compensation Table.

DIRECTOR COMPENSATION

Name(a)	Fees Earned or Paid in Cash ($) (b)(1)	All Other Compensation ($) (c)(2)	Total ($) (d)
Alford C. Bridges	73,700	—	73,700
Edward M. Beckham II	37,850	—	37,850
Frank H. Childs, Jr.	41,500	—	41,500
Thad G. Childs, Jr.	30,500	—	30,500
Benjamin W. Griffith, III	9,200	—	9,200
Ruthie G. McMichael	36,500	—	36,500
Robert T. Mullis	65,950	—	65,950
Ben G. Porter	38,400	—	38,400
John W. Ramsey	52,400	—	52,400
T. Kevin Reece(3)	40,250	—	40,250
Robert M. Stalnaker	42,950	—	42,950
H. Cullen Talton, Jr.	50,700	—	50,700
Joe. E. Timberlake, III	58,000	—	58,000
Larry C. Walker	39,350	—	39,350
Richard W. White, Jr.	68,950	—	68,950
James R. Williams	45,050	—	45,050

(1)	Consists of the amounts below, as further described in the narrative following the table.

Director	Role	Annual Retainer ($)	Supplemental Retainer ($)	Meeting Fees ($)	Other Fees ($)
Bridges	Chairman	6,500	2,500	32,500	32,200
Beckham, II	Vice-Chairman	6,500	1,000	20,500	9,850
F. Childs, Jr.	Director	6,500	—	24,000	11,000
T. Childs, Jr.	Director	6,500	—	15,000	9,000
Griffith, III	Director	—	—	8,000	1,200
McMichael	Director	6,500	—	21,000	9,000
Mullis	Director	6,500	—	27,500	31,950
Porter	Director	6,500	—	22,500	9,400
Ramsey	Director	6,500	—	17,500	28,400
Reece(3)	Director	6,500	—	19,750	14,000
Stalnaker	Director	6,500	—	18,250	18,200
Talton, Jr.	Director	6,500	—	20,500	23,700
Timberlake, III	Director	6,500	—	20,250	31,250
L. Walker	Director	6,500	—	23,500	9,350
White, Jr.	Director	6,500	—	26,250	36,200
Williams	Director	6,500	—	20,850	17,700

(2)	Our non-employee directors have not received any grants of equity awards. As of December 31, 2007, Thad Childs, Jr., the Company’s only employee-director, holds stock options to acquire 30,000 shares of our Common Stock.
(3)	Mr. Reece resigned from the Board of Directors effective February 28, 2008.

Director Compensation

Annual Retainer. Directors attending at least 75% of Board of Directors meetings receive an annual retainer of $13,000. However, due to the Company’s performance in 2007, the Board of Directors voluntarily forfeited 50% of their Annual Retainers.

Supplemental Retainer. Our Chairman and Vice Chairman receive an additional retainer of $5,000 and $2,000, respectively. These supplemental retainers were also reduced by 50% for 2007.

Meeting Fees. Our directors receive $1,000 for each Board of Directors meeting attended, and $500 for each Board of Directors committee meeting attended. Directors are permitted to attend two meetings (Board of Directors or committee) via telephone without a reduction in the meeting fee. Thereafter, the meeting fees are reduced to $500 and $100 for Board of Directors and committee meetings attended via telephone, respectively.

Other Fees. Directors of the Company who are also members of the Board of Directors of the subsidiary banks are compensated for their service in those capacities in accordance with policies established by those entities.

Directors Emeritus Program. Pursuant to our Directors Emeritus program, upon his or her retirement, each director will receive a monthly payment equal to the director’s fee in effect at the time of retirement. In exchange for this benefit, the director agrees that during the five-year benefit period, he or she will be available for consultation and will not serve with another financial institution within 25 miles of the Company.

Directors first elected prior to May 2002 are fully vested in their retirement benefit. Directors elected on or after May 2002 will vest in their retirement benefit upon completion of 10 years of service. Upon a change in control of the Company, each director will become fully vested in his or her retirement benefit, and any acquirer must expressly assume the obligation to pay such vested benefits.

TRANSACTIONS WITH RELATED PERSONS

The Company’s subsidiary banks have had, and expect to continue to have, commercial and mortgage banking transactions in the ordinary course of business with certain of their and the Company’s directors, nominees for director, executive officers and members of the immediate families of these persons and certain business organizations with which these persons are associated. These transactions include loans, commitments, lines of credit, and letters of credit, any of which may, from time to time, exceed $120,000. Each of these transactions, including any loans, has been made on substantially the same terms, including interest rates, repayment terms, and collateral, as those prevailing at the time for comparable transactions with other persons, and did not and do not involve more than normal risk of collectibility or present other features unfavorable to the Company or the Company’s subsidiary banks. Additional transactions with such persons and businesses are anticipated in the future. At December 31, 2007, the amount of credit extended to directors, executive officers and their associates was approximately $74.9 million, or approximately 24.4% of the Company’s consolidated shareholders’ equity.

The Company recognizes that transactions between the Company and any of its directors or executives can present potential or actual conflicts of interest and create the appearance that Company decisions are based on considerations other than the best interests of the Company and its shareholders. Therefore, as a general matter and in accordance with (1) the Code of Conduct for employees, officers and directors of the Company and (2) the Company’s Code of Ethics for Senior Financial Officers, it is the Company’s preference to avoid such transactions. Nevertheless, the Company recognizes that there are situations where such transactions may be in, or may not be inconsistent with, the best interests of the Company. Therefore, the Company has adopted formal procedures that require the Company’s Audit Committee to review and, if appropriate, to approve or ratify any such transactions. Pursuant to the procedures, the Audit Committee will review any transaction in which the Company is or will be a participant and the amount involved exceeds $120,000, and in which any of the Company’s directors or executives had, has or will have a direct or indirect material interest. After its review, the Audit Committee will only approve or ratify those transactions that are in, or are not inconsistent with, the best interests of the Company and its shareholders, as the Committee determines in good faith.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about our Common Stock that may be issued under all of our equity compensation plans as of December 31, 2007.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in Column (a)) (c)
Equity compensation plans approved by security holders	68,000	(1)	$8.41	42,000
	359,975	(2)	$15.85	16,445
	549,864	(3)	$17.57	11,666
	830,000	(4)	$20.35	170,000
	—		—	47,378	(5)

Equity compensation plans not approved by security holders	—		—	—

Total	1,807,839		$18.16	287,489

(1)	1999 Incentive Stock Option Plan.
(2)	2002 Incentive Stock Option Plan.
(3)	2004 Omnibus Stock Ownership and Long-Term Incentive Plan.
(4)	2007 Omnibus Long-Term Incentive Plan.
(5)	2004 Employee Stock Purchase Plan.

PROPOSAL III—RATIFICATION OF SELECTION OF THE INDEPENDENT AUDITORS

At its regular meeting on February 19, 2008, our Board of Directors voted to reappoint McNair, McLemore, Middlebrooks & Co., LLP as the independent auditors for Security Bank Corporation and its subsidiaries for the year ending December 31, 2008. This reappointment resulted from the recommendation made by the Audit Committee of the Board of Directors. McNair, McLemore, Middlebrooks & Co., LLP has served as our independent accountants since our inception and we consider them to be well qualified.

While the Audit Committee is responsible for the appointment, compensation, retention, termination and oversight of the independent auditors, we are requesting, as a matter of good corporate governance, that the shareholders ratify the appointment of McNair, McLemore, Middlebrooks & Co., LLP as our principal independent auditors. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether to retain McNair, McLemore, Middlebrooks & Co., LLP and may retain that firm or another without re-submitting the matter to our shareholders. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of different independent auditors at anytime during the year if it determines that such change would be in the Company’s best interests and in the best interests of our shareholders.

Representatives of McNair, McLemore, Middlebrooks & Co., LLP will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to answer your questions at that time.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE SELECTION OF MCNAIR, MCLEMORE, MIDDLEBROOKS & CO., LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008.

Fees Paid to McNair, McLemore, Middlebrooks & Co., LLP

McNair, McLemore, Middlebrooks & Co., LLP billed or will bill the Company or its subsidiaries for the aggregate fees of $879,316 and $986,727 for services provided during 2007 and 2006, respectively. These amounts include fees paid or to be paid by the Company for (1) professional services rendered for the audit of the Company’s annual financial statements and review of the quarterly financial statements, audit services related to Management’s Report on Internal Control over Financial Reporting and audit services related to the effectiveness of the Company’s internal control over financial reporting, (2) assurance and related services that are reasonably related to the audit of the Company’s financial statements, and (3) professional services rendered for tax compliance, tax advice and tax planning.

Audit Fees. In connection with the audit of the Company’s annual consolidated financial statements, including the audit of the management’s assessment of internal controls over financial reporting, and review of its Annual Report on Form 10-K for the year ended December 31, 2007 and the review of the Company’s interim consolidated financial statements included within Quarterly Reports on Form 10-Q as well as services performed in connection with the 2006 stock offering and consents, the Company was billed $775,428 in 2007 and $837,612 in 2006 by McNair, McLemore, Middlebrooks & Co., LLP.

Audit-Related Fees. The Company was billed $7,977 in 2007 and $51,876 in 2006 by McNair, McLemore, Middlebrooks & Co., LLP for services performed in connection with employee benefit plan audits, due diligence related to merger and acquisition consultation concerning financial accounting and reporting standards.

Tax Fees. The Company was billed $89,597 in 2007 and $87,004 in 2006 by McNair, McLemore, Middlebrooks & Co., LLP for tax advice and tax compliance including the preparation of tax returns.

All Other Fees. The Company was billed $6,314 in 2007 and $10,235 in 2006 by McNair, McLemore, Middlebrooks & Co., LLP for services that were not related to the audit of the Company’s financial statements.

Pre-Approval Policies and Procedures

Under the Audit Committee Charter, the Audit Committee is required to approve in advance the terms of all audit services as well as all permissible audit related and non-audit services to be provided by the independent auditors. Unless a service to be provided by the independent auditors has received approval, it will require specific pre-approval by the Audit Committee.

The Audit Committee will approve the annual audit engagement terms and fees prior to the commencement of any audit work other than that necessary for the independent auditors to prepare the proposed audit approach, scope and fee estimates. The Audit Committee also will approve changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other items, if any.

In determining the approval of services by the independent auditors, the Audit Committee or its Chairman evaluates each service to determine whether the performance of such service would (1) impair the auditors’ independence; (2) create a mutual or conflicting interest between the auditors and the Company; (3) place the auditors in the position of auditing its own work; (4) result in the auditors acting as management or an employee of the Company; or (5) place the auditors in a position of being an advocate for the Company.

All of the services described above under the captions “Audit Fees,” “Audit Related Fees” and “Tax Fees” were approved by the Audit Committee pursuant to legal requirements and the Audit Committee Charter.

Audit Committee Review

The Audit Committee has reviewed the services rendered by McNair, McLemore, Middlebrooks & Co, LLP during 2007 and has determined that the services rendered are compatible with maintaining the independence of McNair, McLemore, Middlebrooks & Co, LLP as the Company’s independent auditors.

AUDIT COMMITTEE REPORT

The Company’s Audit Committee is comprised entirely of independent members, as defined by the Nasdaq Marketplace Rules. The Company’s Common Stock is traded on the Nasdaq Global Select Market. The Audit Committee recommends to the Board of Directors the independent accountants to be selected as the Company’s auditors and reviews the audit plan, financial statements, audit results and the Company’s annual report on Form 10-K and Quarterly Reports on Form 10-Q. The Audit Committee also reviews the internal audit reports of the Company’s affiliates and reviews comments from the affiliates as to exceptions noted in the reports. Edward M. Beckham, II serves as chairman of the Audit Committee.

During fiscal year 2007, the Company retained its independent auditors, McNair, McLemore, Middlebrooks & Co., LLP, to provide audit and non-audit services. The Audit Committee has considered whether the provision of non-audit services by the Company’s independent auditors is compatible with maintaining auditor independence. James R. McLemore, Chief Financial Officer of the Company, is not affiliated with McNair, McLemore, Middlebrooks & Co, LLP or related to any of its members.

The Audit Committee has reviewed and discussed the audited financial statements as of and for the year ended December 31, 2007 with management. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has considered the compatibility of non-audit services with the auditors’ independence and discussed with the independent accountants their independence and has concluded the auditors are independent from the Company and its management.

The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their integrated audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the SEC. The Audit Committee and the Board of Directors have also approved the selection of McNair, McLemore, Middlebrooks & Co., LLP as the Company’s independent auditors for the fiscal year ending December 31, 2008.

Members of the Audit Committee:

Edward M. Beckham, II, Chairman

Alford C. Bridges

Ruthie G. McMichael

Ben G. Porter

Robert M. Stalnaker

Joe E. Timberlake, III

Richard W. White, Jr.

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.

PROPOSAL IV—SHAREHOLDER PROPOSAL

Gerald R. Armstrong of 820 Sixteenth Street, No. 705, Denver, Colorado, 80202-3227, owner of approximately 221 shares of Security Bank Corporation Common Stock (of record), has notified the Company that he intends to present the following proposal and related supporting statement at the annual meeting.

Shareholder Proposal

The proposal is as follows:

“RESOLUTION: That the shareholders of SECURITY BANK CORPORATION request its Board of Directors to take the steps necessary to eliminate the classification of terms of the Board of Directors to require that all Directors stand for election annually. The Board declassification shall be completed in a manner that does not affect the unexpired terms of the previously elected Directors.”

The proponent’s supporting statement is as follows:

“The proponent believes the election of directors is the strongest way that shareholders influence the directors of any corporation. Currently, our board of directors is divided into three classes with each class serving three-year terms. Because of this structure, shareholders may only vote for one-third of the directors each year. This is not in the best interest of shareholders because it reduces accountability.

U.S. Bancorp, Associated Banc-Corp., Piper-Jaffray Companies, Fifth-Third Bancorp, Pan Pacific Retail Properties, Qwest Communications International, Xcel Energy, Greater Bay Bancorp, North Valley Bancorp, Pacific Continental Corporation, Regions Financial Corporation, CoBiz Financial Inc., Marshall & Ilsley Corporation and Wintrust Financial, Inc. are among the corporations electing directors annually because of the efforts of the proponent.

The performance of our management and our Board of Directors is now being more strongly tested due to economic conditions and the accountability for performance must be given to the shareholders whose capital has been entrusted in the form of share investments.

A study by researchers at Harvard Business School and the University of Pennsylvania’s Wharton School titled “Corporate Governance and Equity Prices” (Quarterly Journal of Economics, February, 2003), looked at the relationship between corporate governance practices (including classified boards) and firm performance. The study found a significant positive link between governance practices favoring shareholders (such as annual directors election) and firm value.

While management may argue that directors need and deserve continuity, management should become aware that continuity and tenure may be best assured when their performance as directors is exemplary and is deemed beneficial to the best interests of the corporation and its shareholders.

The proponent regards as unfounded the concern expressed by some that annual election of all directors could leave companies without experienced directors in the event that all incumbents are voted out by shareholders. In the unlikely event that shareholders do vote to replace all directors, such a decision would express dissatisfaction with the incumbent directors and reflect a need for change.

If you agree that shareholders may benefit from greater accountability afforded by annual election of all directors, please vote “FOR” this proposal.”

Board of Directors’ Recommendation

The Board of Directors recommends that you vote “AGAINST” this proposal.

Our Board of Directors is committed to great corporate governance as demonstrated by independent institutions such as Institutional Shareholder Services (ISS). ISS states that our corporate governance quotient is superior to that of 91% of the banks included in ISS’ Banks Sector. As part of our commitment to corporate governance, the Audit Committee regularly evaluates the Company’s corporate governance principles to ensure that such principles, including the staggered election of directors, remain in the best interests of the Company and its shareholders. The committee recently reviewed this particular shareholder proposal and considered the current industry environment and arguments for and against the staggered election system, including benefits of the staggered system for a financial institution such as the Company. After careful consideration, the committee concluded that the staggered election of directors remains in the best interest of the Company and its shareholders and recommended to the Board of Directors that the staggered election system should be maintained. Based on the committee’s conclusion and recommendation, the Board of Directors has determined that the staggered election of directors remains in the best interest of the Company and its shareholders, and that no action should be taken at the present time.

The Board of Directors opposes the proposal for the following reasons:

Accountability. Directors elected to staggered three-year terms are just as accountable to shareholders as directors elected annually. The benefits of a staggered election system do not come at the cost of directors’ accountability to shareholders. All directors are required to uphold their fiduciary duties to the Company and its shareholders, regardless of the length of their term. It is the manner in which directors fulfill their duties and responsibilities, not the frequency of their election that drives effective corporate governance and protects the interests of shareholders. The annual election of one-third of the directors provides shareholders with an effective means to cause change and communicate their view on the performance of the Company and its directors.

Continuity and stability. The staggered Board of Directors provides continuity and stability and ensures that at least two-thirds of directors at all times will have prior experience as directors and an in-depth knowledge of the Company’s complex financial business. Given the recent turmoil in the capital markets and the poor performance of financial stocks recently, the Board of Directors strongly believes shareholders should take a long-term view and that shareholders benefit from directors’ experience with the Company and its diverse operations. This knowledge of the Company increases with greater tenure. The continuity and stability resulting from staggered elections assists the Board of Directors in conducting long-term strategic planning, which is critical to the future success of the Company and helps create long-term value for the Company’s shareholders.

Independence. Electing directors to three-year terms enhances the independence of non-management directors. The longer term provides non-management directors with insulation from the pressure of management or special interest groups that may be more focused on short-term results, as opposed to the long-term interests of all shareholders. Directors who do not have to worry about annual elections are more likely to resist short-term decision-making and more likely to be an advocate for long-term results.

Shareholders’ interest. The Company’s directors are also significant shareholders and share the long-term interests of the Company’s shareholders. As a result, there is a clear alignment of between our directors and shareholders.

Value protection. With our current staggered Board of Directors,, a would-be acquirer cannot replace the entire Board of Directors in a single election; therefore, the staggered Board of Directors helps ensure that the Board of Directors will have sufficient time to evaluate proposals, consider alternatives and act in the long-term best interest of the Company and its shareholders. The Board of Directors believes that a staggered Board of Directors enhances its ability to negotiate more favorable terms with the proponent of an unfriendly or unsolicited proposal to achieve the best transaction for the shareholders

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “AGAINST” PROPOSAL IV. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED “AGAINST” THIS PROPOSAL UNLESS OTHERWISE INSTRUCTED ON THE PROXY CARD.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, certain officers and persons who own more than 10 percent of our stock to file with the SEC initial reports of ownership and reports of changes in ownership of the Company’s Common Stock held by such persons on Forms 3, 4 and 5. These persons are also required to furnish us with copies of all forms they file under this regulation.

To our knowledge, based solely on our review of the copies of such forms furnished to us, and written representations from reporting persons that no other reports were required, during the year ended December 31, 2007, all Section 16(a) filing requirements applicable to our directors, officers and greater than 10 percent beneficial owners were met on a timely basis with the following exceptions: Directors A. Walker and Porter each filed one late Form 4 reporting two transactions. Directors Mullis and Ramsey each filed one late Form 4 reporting a single transaction.

SOLICITATION OF PROXIES

We will pay all expenses incurred in the solicitation of proxies. Such costs include charges by brokers, fiduciaries and custodians for forwarding proxy materials to beneficial owners of Common Stock held in their names. The Company retained Regan & Associates, Inc., as our agent, to assist in soliciting proxies for a fee of approximately $15,000, and reimbursement of certain expenses. Solicitation also may take place by mail, telephone, Internet and personal contact by our directors and executive officers without additional compensation.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

The SEC’s rules permit us, with your permission, to send a single set of Proxy Statements and Annual Reports on Form 10-K for the year ended December 31, 2007 to any household at which two or more shareholders reside if we believe that they are members of the same family. Each shareholder will continue to receive a separate proxy card. This procedure, known as householding, reduces the volume of duplicate information you receive and helps to reduce our expenses. In order to take advantage of this opportunity, we have delivered only one Proxy Statement and Annual Report on Form 10-K to multiple shareholders who share an address, unless we received contrary instructions from the affected shareholders prior to the mailing date. We will deliver a separate copy of the Proxy Statement or Annual Report on Form 10-K, as requested, to any shareholder at a shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of a Proxy Statement or Annual Report on Form 10-K, either now or in the future, you can request a separate copy of the Proxy Statement or Annual Report on Form 10-K by calling us at (478) 722-6200 or by writing to us at any time at the following address: Investor Relations, Security Bank Corporation, P.O. Box 4748, Macon, Georgia 31208.

A majority of brokerage firms have instituted householding. If your family has multiple holdings in the Company, you may have received householding notification directly from your broker. Please contact your broker directly if you have any questions, if you require additional copies of the Proxy Statement or Annual Report on Form 10-K, if you are currently receiving multiple copies of the Proxy Statement and Annual Report on Form 10-K and wish to receive only a single copy or if you wish to revoke your decision to household and thereby receive multiple statements and reports. These options are available to you at any time.

OTHER MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING

Our Board of Directors knows of no matters other than those referred to in the accompanying Notice of the Annual Meeting of Shareholders that may properly come before the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the Annual Meeting or any adjournments thereof, it is the intention of the persons named as proxies on the enclosed form of proxy card to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in the best interest of the Company.

Whether or not you expect to be present at the Annual Meeting in person, please vote, sign, and date and return the enclosed proxy card promptly in the enclosed business reply envelope. No postage is necessary if mailed in the United States. If you prefer, you can vote by telephone or Internet voting by following the instructions on the enclosed proxy card.

SHAREHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

Proposals of shareholders of the Company intended to be presented for consideration at the 2009 Annual Meeting of Shareholders of the Company must be received by the Company at its principal executive offices on or before November     , 2008, in order to be included in the Company’s Proxy Statement and form of proxy relating to the 2009 Annual Meeting of Shareholders. Any shareholder proposal not received at the Company’s principal executive offices by February     , 2009 will be considered untimely and, if presented at the 2009 Annual Meeting of Shareholders, the proxy holders will be able to exercise discretionary authority to vote on any such proposal to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.

ANNUAL REPORT

A copy of our Annual Report on Form 10-K for the year ended December 31, 2007, which contains audited financial statements and footnote disclosures as filed with the SEC, is being mailed to each shareholder of record together with these proxy materials. The 2007 Annual Report on Form 10-K is not a part of our soliciting materials.

ANY SHAREHOLDER WHO HAS NOT RECEIVED A COPY OF OUR MOST RECENT ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES AS FILED WITH THE SEC SHALL BE FURNISHED A COPY WITHOUT CHARGE UPON WRITTEN REQUEST. PLEASE DIRECT YOUR WRITTEN REQUEST TO: LORRAINE D. MILLER, SECURITY BANK CORPORATION, P. O. BOX 4748, MACON, GEORGIA 31208.

APPENDIX A

SECURITY BANK CORPORATION

NOMINATING COMMITTEE CHARTER

ADOPTED BY THE BOARD OF DIRECTORS

FEBRUARY 20, 2007

AMENDED APRIL 17, 2007

I. PURPOSE

The primary function of the Nominating Committee (the “Committee”) is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the size and composition of the Board of Directors, identifying individuals for nomination as directors and to fill vacancies on the Board of Directors.

II. COMPOSITION

The Committee shall be comprised of at least three directors all of who shall be independent as defined by the National Association of Securities Dealers, Inc. and the NASDAQ Stock Market, Inc. (together, the NASD), specifically Rule 4200(a); Section 16 of the Securities Exchange Act of 1934, as amended; and the rules and regulations of the Securities and Exchange Commission. The members and Chair of the Committee shall be appointed by the Chairperson of the Board and shall serve for one year or until their successors shall be duly elected and qualified. The Board may remove or replace any member.

III. MEETINGS

The Committee shall meet at least annually, or more frequently as circumstances dictate.

IV. RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Committee shall:

1.	Review and recommend from time to time any changes to the size, composition and operations of the Board of Directors and its committees.

2.	Consistent with the provisions of the Articles of Incorporation and Bylaws of the Company, identify and recommend individuals for nomination as director or to fill vacancies on the Board considering qualifications and characteristics that the Committee deems appropriate, including integrity, business experience, education, accounting and financial expertise, age, diversity, reputation, civic and community relationships, and knowledge and experience in matters impacting financial institutions.

3.	Consider candidates recommended by shareholders to be nominees for director if such recommendations are made in writing by a holder of any outstanding class of shares of the Company entitled to vote for director.

4.	Report on the activities of the Committee from time to time and make recommendations as appropriate to the Board.

5.	Review and reassess the adequacy of this Charter at least annually and recommend changes as necessary.

6.	Perform any other duties or responsibilities expressly delegated to the Committee by the Board of Directors from time to time.

V. OUTSIDE ADVISORS

The Committee may retain independent counsel, accountants or other professional advisors to assist it in carrying out its responsibilities. The Company shall provide for appropriate funding, at the request of the Nominating Committee, for payment of any such advisors retained by the Committee.

A-1

APPENDIX B

SECURITY BANK CORPORATION

COMPENSATION COMMITTEE CHARTER

ADOPTED BY THE BOARD OF DIRECTORS

DECEMBER 18, 2007

Purpose

The Compensation Committee (the “Committee”) is responsible for reviewing and making decisions under a delegation of authority from the Board of Directors of Security Bank Corporation (the “Company”) with respect to salaries, bonuses, stock options and other benefits for executive officers and directors of the Company. In performing this function, the Committee’s objectives are to:

•

(i) Encourage the achievement of the Company’s long-range objectives by providing compensation which directly relates to the performance of the individual and the achievement of internal strategic objectives;

•

(ii) Establish compensation policies and guidelines that will attract and retain qualified personnel through an overall level of compensation opportunity that is competitive within the financial services industry; and

•

(iii) Promote a direct relationship between compensation; the Company’s performance; and building long-term value for our shareholders by facilitating executive officer stock ownership through restricted stock and stock option awards.

•

(iv) Plan for, justify and control total compensation costs, making visible the costs of turnover of capable employees as well as the costs of retaining non-performers, and comply with legal and contractual requirements.

Composition of the Committee

The Committee shall be composed of a minimum of three directors. The independence and other qualifications of the members of the Committee shall at all times satisfy the requirements of: (i) the National Association of Securities Dealers, Inc. and the Nasdaq Stock Market, Inc. (together, the “NASD”), specifically Rule 4200(a); (ii) Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder; (iii) Section 162(m) of the Internal Revenue Code of 1986, as amended; and (iv) any other laws, rules or regulations applicable to the Company or its subsidiaries.

Members of the Committee shall be appointed by the Chairperson of the Board of Directors and shall serve for one year.

The Chair and the Vice Chair of the Committee shall be designated by the Chairperson of the Board of Directors. In the absence of both, the members of the Committee may designate a Chair by majority vote. The Board of Directors may at any time remove one or more directors as members of the Committee.

Authority and Responsibilities

The Committee is authorized to:

•	Annually review and approve corporate goals and objectives relevant to CEO compensation

•

Annually review and approve, for the executive officers of the Company, (a) annual base salary, (b) annual incentive opportunity level, (c) the long-term incentive opportunity level, (d) employment agreements, severance agreements and change in control agreements, in each case as and if appropriate, and (e) any special or supplemental benefits.

•	To administer the equity incentive plans of the Company as may from time to time be acquired or adopted.

B-1

The Committee shall:

1.	Annually evaluate the performance of the Chief Executive Officer in light of the corporate goals and objectives approved and approve base salary and incentive bonus levels of the Chief Executive Officer of the Company;

2.	Annually review and establish base salary and incentive bonus levels of the other executive officers of the Company.

3.	Annually evaluate director compensation and establish the appropriate level of director compensation including compensation for service as a member or chair of a Board committee.

4.	Annually establish and administer the Annual Cash Incentive Plan;

5.	Oversee and administer the Company’s stock option and other equity-based incentive plans, including the review and grant of equity awards to all eligible employees, and fulfill such duties and responsibilities as are set forth in such plans;

6.	Make regular reports to the Board of Directors concerning the activities of the Committee;

7.	Provide and approve the Report of the Compensation Committee for inclusion in the Company’s annual proxy statement, in accordance with applicable rules and regulations;

8.	Review the Compensation Discussion and Analysis and recommend to management that it be included in the annual proxy statement; and

9.	Review and reassess the adequacy of this Charter and the Compensation Philosophy annually and recommend any proposed changes to the full Board.

The Committee shall have and may exercise all the powers and authority of the Board of Directors to the extent permitted under Section 14-2-825 of the Georgia Business Corporation Code.

To the extent permitted by Georgia law, the Committee may delegate to one or more officers of the Company who is also a director, the power (i) to designate the officers and employees of the Company or any of its subsidiaries who will receive grants of restricted shares or options to purchase from the Company shares of the Company’s capital stock, and (ii) to determine the number of restricted shares or options to be received by them. Such delegation must be made by a resolution that specifies the total number of restricted shares or options that may be granted under the delegated authority, and no officer may be delegated the power to designate himself or herself as a recipient of restricted shares or options.

The Committee is responsible for making decisions with respect to the Company’s executive compensation policies. In addition, pursuant to authority granted by the Board of Directors, the Committee shall review and approve corporate goals and objectives relevant to the compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company.

The Committee shall have direct access to, and complete and open communication with, management and may obtain advice and assistance from internal legal, accounting or other advisors to assist it. In the course of performing its duties and responsibilities, the Committee also is authorized to select, retain, terminate, and approve the fees and other retention terms of independent legal, accounting or other advisors (including, without limitation, compensation consultants) as it deems appropriate, without seeking approval of management or the Board of Directors. The Company shall be responsible for all costs or expenses so incurred.

Committee Meetings

The Committee shall meet at least two times per year. One such meeting shall be held at a time when the Committee can review and recommend annual base salary and incentive awards as described above. The Committee will annually establish and approve a planning calendar of issues and topics to be addressed and will follow the calendar (as practical) when scheduling meetings. The other meeting[s] shall be held at the discretion of the Chair of the Committee. The Committee Chair may request any officer or employee of the Company or outside counsel or others to attend such meetings. Minutes of each of these meetings shall be kept. The Chief Executive Officer will function as the management liaison officer to the Compensation Committee.

B-2

APPENDIX C

SECURITY BANK CORPORATION

AMENDED and RESTATED BY-LAWS

ADOPTED BY THE BOARD OF DIRECTORS

SEPTEMBER 18, 2007

AMENDED AND RESTATED BYLAWS

OF

SECURITY BANK CORPORATION

ARTICLE ONE—OFFICES
Section 1.1	Registered Office
Section 2.1	Other Offices

ARTICLE TWO—SHAREHOLDERS’ MEETING
Section 2.1	Place of Meetings
Section 2.2	Annual Meetings
Section 2.3	Substitute Annual Meetings
Section 2.4	Special Meetings
Section 2.5	Notice of Meetings
Section 2.6	Quorum
Section 2.7	Voting of Shares
Section 2.8	Proxies
Section 2.9	Presiding Officer
Section 2.10	Adjournments

ARTICLE THREE—THE BOARD OF DIRECTORS
Section 3.1	General Powers
Section 3.2	Requirements
Section 3.3	Number, Election and Term of Office
Section 3.4	Removal
Section 3.5	Compensation
Section 3.6	Committees of the Board of Directors
Section 3.7	Honorary and Advisory Director

ARTICLE FOUR—MEETINGS OF THE BOARD OF DIRECTORS
Section 4.1	Regular Meetings
Section 4.2	Special Meetings
Section 4.3	Place of Meetings
Section 4.4	Notice of Meetings
Section 4.5	Quorum
Section 4.6	Vote Required for Action
Section 4.7	Action by Directors Without a Meeting
Section 4.8	Secretary to Board

ARTICLE FIVE—NOTICE AND WAIVER
Section 5.1	Procedure
Section 5.2	Waiver

ARTICLE SIX—OFFICERS
Section 6.1	Number
Section 6.2	Election and Term
Section 6.3	Compensation
Section 6.4	Removal
Section 6.5	Chairman of the Board
Section 6.6	President
Section 6.7	Officer in Place of President
Section 6.8	Secretary

ARTICLE SEVEN—DIVIDENDS
Section 7.1	Time and Conditions of Declaration
Section 7.2	Share Dividends—Treasury Shares
Section 7.3	Share Dividends—Unissued Shares
Section 7.4	Share Splits

ARTICLE EIGHT—SHARES
Section 8.1	Authorization and Issuance of Shares
Section 8.2	Share Certificates; Direct Registration System
Section 8.3	Rights of Bank with Respect to Registered Owners
Section 8.4	Transfer of Shares
Section 8.5	Duty of Bank to Register Transfer
Section 8.6	Lost, Stolen or Destroyed Certificates
Section 8.7	Fixing of Record Date
Section 8.8	Record Date if None Fixed

ARTICLE NINE—INDEMNIFICATION
Section 9.1	Indemnification
Section 9.2	Payment of Expenses in Advance
Section 9.3	Insurance
Section 9.4	Rights Not Exclusive

ARTICLE TEN—MISCELLANEOUS
Article 10.1	Inspection of Books and Records
Article 10.2	Fiscal Year
Article 10.3	Seal

ARTICLE ELEVEN—AMENDMENTS
Article 11.1	Power to Amend Bylaws
Article 11.2	Conditions

ARTICLE ONE

OFFICES

1.1 REGISTERED OFFICE. The Corporation shall maintain its registered office in Bibb County, Georgia.

1.2 OTHER OFFICES. In addition to its registered office, the Corporation also may have offices at such other place or places as the Board of Directors may from time to time select, or as the business of the Corporation may require or make desirable, subject to the bank holding company laws of this state.

ARTICLE TWO

SHAREHOLDERS’ MEETINGS

2.1 PLACE OF MEETINGS. Meetings of the shareholders of the Corporation may be held at any place within (or without) the state of Georgia, as set forth in the notice thereof.

2.2 ANNUAL MEETINGS. The annual meeting of shareholders for the election of Directors and such other business as may be stated in the notice of the meeting shall be held at such place and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of meeting. At each annual meeting the shareholders entitled to vote shall elect Directors, and they may transact such other corporate business as may properly come before the meeting.

2.3 SUBSTITUTE ANNUAL MEETINGS. If the annual meeting is not held on the day and time designated in Section 2.2, any business, including the election of Directors, which might properly have been acted upon at that meeting, may be transacted at any subsequent shareholders’ meeting held pursuant to these Bylaws or held pursuant to a court order requiring a substitute annual meeting.

2.4 SPECIAL MEETINGS. Special meetings of shareholders or a special meeting in lieu of the annual meeting of shareholders shall be called by the Corporation upon the written request of the holders of 25% or more of all the shares of capital stock of the Corporation entitled to vote in an election of Directors. Special meetings of the shareholders may be called at any time by the President, Chairman of the Board, or the Board of Directors.

2.5 NOTICE OF MEETINGS. Unless waived as contemplated in Section 5.2, or by attendance at the meeting, either in person or by proxy, for any purpose other than to object to the transaction of business, a written or printed notice of each shareholders’ meeting stating the place, day and hour of the meeting shall be delivered not less than ten (10) days, nor more than sixty (60) days before the date thereof, either personally, by mail, or by telegram, charges prepaid by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. In the case of an annual or substitute annual meeting, the notice of the meeting need not state the purpose or purposes of the meeting unless the purpose or purposes constitute a matter which the Georgia Business Corporation Code requires to be stated in the notice of the meeting. In the case of a special meeting, the notice of the meeting shall state the general nature of the business to be transacted.

2.6 QUORUM. At all meetings of the shareholders, the presence in person or by proxy of the holders of more than one-half of the shares outstanding and entitled to vote shall constitute a quorum. If a quorum is present, a majority of the shares represented at the meeting and entitled to vote on the subject matter shall determine any matter coming before the meeting unless a different vote is required by the Georgia Business Corporation Code, by the Amended and Restated Articles of Incorporation of the Corporation or by these Bylaws. The shareholders at a meeting at which a quorum is once present may continue to transact business at the meeting or by any adjournment thereof, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If a meeting cannot be organized for lack of a quorum, those shareholders present may adjourn the meeting to such time and place as they may determine. In the case of a meeting for the election of Directors which is twice adjourned for lack of a quorum, those present at the second of such adjourned meetings, of which notice has been given in writing to shareholders, shall constitute a quorum for the election of Directors.

2.7 VOTING OF SHARES. Each outstanding share having voting rights shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. Voting on all matters shall be by voice vote or by show of hands unless any qualified voter, prior to the voting on any matter, demands vote by ballot, in which case each ballot shall state the name of the shareholder voting and the number of shares voted by him, and if such ballot be cast by proxy, it shall also state the name of such proxy.

2.8 PROXIES. A shareholder entitled to vote pursuant to Section 2.7 may vote in person or by proxy executed in writing by the shareholder or by his attorney in fact. A proxy shall not be valid after eleven (11) months from the date of its execution unless a longer period is expressly stated therein. If the validity of any proxy is questioned, it must be submitted to the Secretary of the shareholders’ meeting for examination or to a proxy officer or committee appointed by the person presiding at the meeting. The Secretary of the meeting or, if appointed, the proxy officer or committee, shall determine the validity or invalidity of any proxy submitted and referenced by the Secretary in the minutes of the meeting to the regularity of a proxy shall be received as prima facie evidence of the facts stated for the purpose of establishing the presence of a quorum at such meeting and for all other purposes.

2.9 PRESIDING OFFICER. The Chairman of the Board of Directors or, in the absence of a Chairman of the Board of Directors, the President, shall serve as Chairman of every shareholders’ meeting unless some other person is elected to serve as Chairman by a majority vote of the shares represented at the meeting. The Chairman may appoint such persons as he deems required to assist with the meeting.

2.10 ADJOURNMENTS. Any meeting of the shareholders, whether or not a quorum is present, may be adjourned by the holders of a majority of the voting shares represented at the meeting to reconvene at a specific time and place. Except as otherwise provided by Section 2.6, it shall not be necessary to give any notice of the reconvened meeting or of the business to be transacted, if the time and place of the reconvened meeting are announced at the meeting which was adjourned. At any such reconvened meeting, any business may be transacted which could have been transacted at the meeting which was adjourned.

ARTICLE THREE

THE BOARD OF DIRECTORS

3.1 GENERAL POWERS. The business and affairs of the Corporation shall be managed by the Board of Directors. In addition to the powers and authority expressly conferred upon it by these Bylaws, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by these Bylaws directed or required to be exercised or done by the shareholders.

3.2 REQUIREMENTS. Each Director of the Corporation shall be a natural person of the age of 18 years or more. Any Director who shall have attained the age of seventy-five (75) years on or before the first day of January, preceding the next annual meeting shall serve only to the date of such annual meeting and shall not be eligible to serve as a Director thereafter, notwithstanding the fact that such Director may have been elected for a term which would extend beyond the dates set forth above.

3.3 NUMBER, ELECTION AND TERM OF OFFICE. The Board of Directors of the Corporation shall consist of not less than three nor more than 25 persons, and shall be elected in classes with staggered terms of three years as provided in the Amended and Restated Articles of Incorporation with the exact number within such minimum and maximum limits in each class to be fixed and determined from time to time by resolution of the Board of Directors or by resolution of the shareholders adopted at the annual meeting of shareholders by a majority vote of the shareholders represented at the annual meeting. The Directors shall be elected by a plurality vote of the shareholders represented at the annual meeting of shareholders entitled to vote for the election of Directors. Each Director shall serve until the expiration of his term and until his successor is elected and qualified or until his earlier resignation, retirement, disqualification, death or removal from office for cause.

3.4 REMOVAL. The entire Board of Directors or any individual Director may be removed from office with or without cause by the affirmative vote of the holders of a majority of the shares entitled to vote at an election of Directors. In addition, the Board of Directors may remove a Director from office if such Director is adjudicated an incompetent by a court, if he is convicted of a felony, or if he fails to attend regular meetings of the Board of Directors for three (3) consecutive meetings without having been excused by the Board of Directors.

3.5 COMPENSATION. Directors may receive such compensation for their services as Directors as may from time to time be fixed by vote of the Board of Directors. A Director may also serve the Corporation in a capacity other than that of Director and receive compensation, as determined by the Board of Directors, for services rendered in such other capacity.

3.6 COMMITTEES OF THE BOARD OF DIRECTORS. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an audit committee, a compensation committee and one or more other committees, each consisting of three or more Directors. Each committee shall have the authority of the Board of Directors in regard to the business of the Corporation to the extent set forth in the resolution establishing such committee.

3.7 HONORARY AND ADVISORY DIRECTORS. The Board of Directors of the Corporation also may appoint any individual an Honorary Director, Director Emeritus, or member of any advisory board established by the Board of Directors. Any individual appointed as Honorary Director, Director Emeritus, or member of an advisory board may be compensated as provided in Section 3.5, but such individual may not vote at any meeting of the Board of Directors or be counted in determining a quorum as provided in Section 4.5 and shall not have any responsibility or be subject to any liability imposed upon a Director, or otherwise be deemed a Director.

ARTICLE FOUR

MEETINGS OF THE BOARD OF DIRECTORS

4.1 REGULAR MEETINGS. An annual organizational meeting of the Board of Directors shall be held on the day of and after the annual meeting of the shareholders of the Corporation. In the event the annual shareholders’ meeting is not held as provided by Sections 2.3 or 2.4, such organizational meeting shall be held as herein provided for regular meetings. In addition, regular meetings of the Board of Directors shall be held on any day fixed by the Board of every month during the calendar year, except during the month in which the organizational meeting of the Board of Directors is held; provided, however, that the Board of Directors and the President are authorized to cancel any such regular meetings, excluding the organizational meeting.

4.2 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the President, Chairman of the Board, or by any three Directors in office at that time.

4.3 PLACE OF MEETINGS. Directors may hold their meetings at any place within (or without) the state of Georgia as the Board of Directors may from time to time establish for regular meetings, or as set forth in the notice of special meetings, or in the event of a meeting held pursuant to waiver of notice, as set forth in the waiver.

4.4 NOTICE OF MEETINGS. No notice shall be required for any regularly scheduled meeting of the Directors of the Corporation. Unless waived as contemplated in Section 5.2, the President or Secretary of the Corporation, or any Director thereof shall give notice to each Director of such special meeting stating the time, place and purposes of the meeting. Such notice shall be given by mailing notice of the meeting at least five (5) days before the date of the meeting, or by telephone, telegram, or personal delivery at least three (3) days before the date of the meeting. Notice shall be deemed to have been given by telegram or cablegram at the time notice is filed with the transmitting agency. Attendance by a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of business because the meeting is now lawfully called.

4.5 QUORUM. At meetings of the Board of Directors, more than one-half of the Directors then in office shall be necessary to constitute a quorum for the transaction of business.

4.6 VOTE REQUIRED FOR ACTION. Except as otherwise provided in these Bylaws, by the Corporation’s Amended and Restated Articles of Incorporation, or by law, the act of a majority of the Directors present at a meeting at which a quorum is present at the time shall be the act of the Board of Directors.

4.7 ACTION BY DIRECTORS WITHOUT A MEETING. Any action which may be taken at any meeting of the Board of Directors, or at any meeting of a committee of Directors may be taken without a meeting if a written consent thereto shall be signed by all Directors or all the members of the committee, as the case may be, and if such written consent is filed with the minutes of the proceedings of the Board or the committee. Such consent shall have the same force and effect as a unanimous vote of the Board of Directors or the committee.

4.8 SECRETARY TO BOARD. The Board of Directors may appoint a Secretary, who need not be a member of the Board, whose duty it shall be to keep an accurate record of all meetings of said Board.

ARTICLE FIVE

NOTICE AND WAIVER

5.1 PROCEDURE. Whenever these Bylaws require notice to be given to any shareholder or Director, the notice shall be given as prescribed in Sections 2.5 and 4.4, whichever is applicable. Whenever notice is given to a shareholder or Director by mail, the notice shall be sent first class mail by depositing the same in a post office or letter box in a postage prepaid, sealed envelope, addressed to the shareholder or Director at his last known address, and such notice shall be deemed to have been given at the time the same is deposited in the United States mail.

5.2 WAIVER. Whenever any notice is required to be given to any shareholder or Director by law, by the Amended and Restated Articles of Incorporation, or these Bylaws, a waiver thereof in writing, signed by the Director or shareholder entitled to such notice, or by the proxy of such shareholder, whether before or after the meeting to which the waiver pertains, shall be deemed equivalent thereto; provided, however, that no such waiver shall apply by its terms to more than one required notice.

ARTICLE SIX

OFFICERS

6.1 NUMBER. The officers of the Corporation shall consist of a President, Secretary and a Treasurer. In addition, the Board of Directors may from time to time elect or provide for the appointment of such other officers or assistant officers as it deems necessary for the efficient management of the Corporation, or as shall otherwise be required by law or regulation. Any two or more offices may be held by the same person, except the offices of President and Secretary. The Board of Directors shall have the power to establish and specify the duties for all officers of the Corporation.

6.2 ELECTION AND TERM. All officers shall be elected by the Board of Directors and shall serve at the will of the Board of Directors and until their successors have been elected and have qualified, or until their earlier death, resignation, removal, retirement or disqualification.

6.3 SALARIES OF OFFICERS: SUBORDINATE OFFICERS. No officer of the Corporation shall be prevented from receiving a salary as such officer by reason of the fact that such officer is a Director of the Corporation. The salaries of the officers of the Corporation, including such officers as may be Directors, shall be fixed from time to time by the Board of Directors or the Corporation’s compensation committee (as designated by Section 3.6) and the Board of Directors or the compensation committee may further delegate such authority to an officer, who has been given power to appoint subordinate officers, the authority to fix the salaries or other compensation of any such officers appointed by him or her. The Board of Directors may delegate to any officer the power to appoint any subordinate officer and to prescribe such officers respective authority and duties.

6.4 REMOVAL. Any officer or agent elected by the Board of Directors may be removed by the Board of Directors with or without any cause whenever in its judgment the best interests of the Corporation will be served thereby without prejudice to any contract right to such officer.

6.5 CHAIRMAN OF THE BOARD. The Board of Directors, in its discretion, may elect a Chairman of the Board of Directors who shall preside and act as Chairman at all meetings of the shareholders of the Board of Directors and who shall perform such other duties as the Board of Directors may from time to time direct.

6.6 VICE-CHAIRMAN OF THE BOARD. The Board of Directors, in its discretion, may elect a Vice-Chairman of the Board of Directors who shall preside and act as Chairman at all meetings of the shareholders of the Board of Directors in the absence of the Chairman and who shall perform such other duties as the Board of Directors may from time to time direct.

6.7 PRESIDENT. The President shall be the chief executive officer of the Corporation and shall have general control and supervision over the business and affairs of the Corporation. He shall see that all orders and resolutions of the Board of Directors are carried into effect. In the absence of a Chairman of the Board of Directors, the President shall preside and act as Chairman of all meetings of the shareholders and the Board of Directors. He shall also perform such other duties as may be delegated to him from time to time by the Board of Directors.

6.8 OFFICER IN PLACE OF PRESIDENT. The Board of Directors may designate an officer who shall, in the absence or disability of the President, or at the direction of the President perform the duties and exercise the powers of the President.

6.9 SECRETARY. The Secretary shall keep accurate records of the acts and proceedings of all meetings of shareholders, Directors and committees of Directors. He shall have authority to give all notices required by law of these Bylaws. He shall be custodian of the corporate books, records, contracts and other documents. The Secretary may affix the Corporation’s seal to any lawfully executed documents requiring it and shall sign such instruments as may require his signature.

ARTICLE SEVEN

DIVIDENDS

7.1 TIME AND CONDITIONS OF DECLARATION. Dividends upon the outstanding shares of the Corporation may be declared by the Board of Directors at any regular or special meeting and paid in cash or property only out of the unreserved and unrestricted earned surplus of the Corporation or out of the unreserved and unrestricted net earnings of the current fiscal year, computed to the date of declaration of the dividend, or the next preceding fiscal year.

7.2 SHARE DIVIDENDS—TREASURY SHARES. Dividends may be declared by the Board of Directors and paid in the shares of the Corporation out of any treasury shares that have been reacquired out of the capital funds of the Corporation.

7.3 SHARE DIVIDENDS—UNISSUED SHARES. Dividends may be declared by the Board of Directors and paid in the authorized but unissued shares of the Corporation out of any retained earnings of the Corporation; provided that such shares shall be issued at not less than the par value thereof, there shall be transferred to capital stock at the time such dividend is paid an amount of retained earnings at least equal to the aggregate par value of the shares to be issued as a dividend.

7.4 SHARE SPLITS. A split or division of the issued shares of any class into a greater number of shares of the same class without increasing the capital stock of the Corporation shall not be construed to be a share dividend within the meaning of this article.

ARTICLE EIGHT

SHARES

8.1 AUTHORIZATION AND ISSUANCE OF SHARES. The par value and the maximum number of shares of any class of the Corporation which may be issued and outstanding shall be set forth from time to time in the Amended and Restated Articles of Incorporation of the Corporation. The Board of Directors may increase or decrease the number of issued and outstanding shares of the Corporation within the maximum number of shares authorized by the Amended and Restated Articles of Incorporation and the minimum capitalization requirements of the Amended and Restated Articles of Incorporation or Georgia law.

8.2 SHARE CERTIFICATES; DIRECT REGISTRATION SYSTEM. The shares of the Corporation’s stock may be certificated or uncertificated, as provided under Georgia law, and shall be entered in the books of the Corporation and registered as they are issued. The interest of a shareholder in the Corporation may be evidenced by registration in the holder’s name in uncertificated, book-entry form on the books of the Corporation in accordance with a direct registration system approved by the Securities and Exchange Commission or NASDAQ (or its successor) or any securities exchange or automated quotation system on which the shares of the Corporation’s stock may from time to time be quoted or listed. The interest of a shareholder in the Corporation also may be evidenced by a certificate or certificates representing shares of the Corporation which shall be in such form as the Board of Directors may from time to time adopt in accordance with Georgia law. Share certificates shall be consecutively numbered, shall be in registered form, and shall indicate the date of issue, and all such information shall be entered on the Corporation’s books. Each certificate shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary and shall be sealed with the seal of the Corporation or a facsimile thereof; provided, however, that where such certificate is signed by a transfer agent, or registered by a registrar other than the Corporation itself, or any employee of the Corporation, the signatures of such officers may be facsimiles. In case any officer or officers who shall have signed or whose facsimile signature shall have been placed upon a share certificate shall have ceased for any reason to be such officer or officers of the Corporation before such certificate is issued, such certificate may be issued by the Corporation whose facsimile signatures shall have been used thereon had not ceased to be such officer or officers.

8.3 RIGHTS OF CORPORATION WITH RESPECT TO REGISTERED OWNERS. Prior to due presentation for transfer of registration of its shares, the Corporation may treat the registered owner of the shares as the person exclusively entitled to vote such shares, to receive any dividend or other distribution with respect to such shares, and for all other purposes; and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

8.4 TRANSFER OF SHARES. Subject to any restrictions on transfer, and unless otherwise provided by the Board of Directors, shares of the Corporation’s stock may be transferred and such transfers shall be made upon the stock transfer books of the Corporation, kept at the office of the transfer agent designated to transfer the shares. If shares of the Corporation’s stock are issued in certificated form, then those shares may be transferred by the surrender to the Corporation or its transfer agent of the certificate therefore properly endorsed or accompanied with a written assignment or power of attorney properly executed, and in the case of a certificate alleged to have been lost, stolen, or destroyed, the requirements of Section 8.6 of these Bylaws shall have been met. If the shares of the Corporation’s stock are issued in uncertificated form, then those shares may be transferred upon proper instructions from the holder of the uncertificated shares. In each case, transfers will only be made with such proof of authenticity of signature as the Corporation or its transfer agent may reasonably require. The Board of Directors may appoint a transfer agent and one or more co-transfer agents and registrar and one or more co-registrars and may make or authorize such agent to make all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of stock.

8.5 DUTY OF CORPORATION TO REGISTER TRANSFER. Notwithstanding any of the provisions of Section 8.4 of these Bylaws, the Corporation is under a duty to register the transfers of its shares only if:

a)	the share certificate, if such shares were issued in certificated form, is endorsed by the appropriate person or persons or, if such shares were issued in uncertificated form, upon proper evidence of authority to transfer by the record holder;

b)	if such shares are issued in certificated form, reasonable assurance is given that the endorsements or affidavit are genuine and effective, or, if such shares were issued in uncertificated form, reasonable assurance is given that the instructions are proper;

c)	the Corporation has no duty to inquire into adverse claims or has discharged that duty;

d)	any applicable law relating to the collection of taxes has been complied with; and

e)	the transfer is in fact rightful or is a bona fide purchaser.

8.6 LOST, STOLEN, OR DESTROYED CERTIFICATES. Any person claiming a share certificate to be lost, stolen, or destroyed shall make an affidavit or affirmation of the fact in such manner as the Board of Directors may require and shall, if the Board of Directors so requires, give the Corporation a bond of indemnity in form and amount, and with one or more sureties satisfactory to the Board of Directors, as the Board of Directors may require, whereupon an appropriate new certificate, or uncertificated shares in lieu of a new certificate, may be issued in lieu of the one alleged to have been lost, stolen, or destroyed.

8.7 FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date, such date to be not more than sixty (60) days (and, in the case of a shareholder’s meeting, not less than ten (10) days) prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.

8.8 RECORD DATE IF NONE FIXED. If no record date is fixed as provided in Section 8.7 of these Bylaws, then the record date for any determination of shareholders which may be proper or required by law shall be the date on which notice is mailed in the case of a shareholders’ meeting, or the date on which the Board of Directors adopts a resolution declaring a dividend in the case of payment of a dividend.

ARTICLE NINE

INDEMNIFICATION

9.1 INDEMNIFICATION. Any person, his heirs, executors, or administrators, may be indemnified or reimbursed by the Corporation for reasonable expense actually incurred in connection with any action, suit or proceeding, civil or criminal, to which he shall be made a party by reason of the fact that he is or was a Director, trustee, officer, employee, or agent of the Corporation, or that he is or was serving, at the request of the Corporation, trust or other organization or enterprise; provided, however, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit or proceeding as to which he shall finally be adjudged to have been guilty of or liable for gross negligence, willful misconduct or criminal acts in the performance of his duties to the Corporation, or to such other firm, corporation, trust, organization, or enterprise; and provided further, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit, or proceeding which has been in the subject of a compromise settlement, except with the approval of (i) a court of competent jurisdiction, (ii) the holders of record of a majority of the outstanding shares of capital stock of the Corporation, or (iii) a majority of the members of the Board of Directors then holding office, excluding the votes of any Directors who are parties to the same or substantially the same action, suit or proceeding.

9.2 PAYMENT OF EXPENSES IN ADVANCE. Expenses incurred in defending any action, suit or proceeding referred to above may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of any person who is or was a director, trustee, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as provided above.

9.3 INSURANCE. The Corporation, upon the affirmative vote of a majority of its Board of Directors, may purchase and maintain insurance on behalf of any person who is or was a director, trustee, officer, employee or agent of the Corporation or is or was serving, at the request of the Corporation, as a director, trustee, officer, employee, or agent of another firm, corporation, trust, or other organization or enterprise against liability asserted against him and incurred by him in such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the foregoing provisions of these Bylaws.

9.4 RIGHTS NOT EXCLUSIVE. The foregoing rights of indemnification or reimbursement shall not be exclusive of other rights to which the persons referred to above, or their heirs, executors, or administrators, may be entitled as a matter of law, and the Corporation may indemnify such persons to the extent permitted by the Georgia Business Corporation Code, as such laws may be amended from time to time.

ARTICLE TEN

MISCELLANEOUS

10.1 INSPECTION OF BOOKS AND RECORDS. The Board of Directors shall have power to determine which accounts, books and records of the Corporation shall be open to the inspection of shareholders, except such accounts, books and records that are specifically open to inspection by law, and the Board of Directors shall have power to fix reasonable rules and regulations not in conflict with the applicable law for the inspection of accounts, books and records which by law or by determination of the Board of Directors shall be open to inspection.

10.2 FISCAL YEAR. The fiscal year of the Corporation shall be set by resolution of the Board of Directors.

10.3 SEAL. The following is the impression of the seal adopted by the Board of Directors.

ARTICLE ELEVEN

AMENDMENTS

11.1 POWER TO AMEND BYLAWS. The Board of Directors shall have power to alter, amend or repeal these Bylaws or adopt new Bylaws. Notice of any change in the Bylaws during the year shall be given to the shareholders at the annual meeting and shall be proposed for ratification by a majority vote of the shareholders represented at the meeting in person or by proxy. If the shareholders fail to ratify the change in the Bylaws, such change shall not be effective after the shareholders’ meeting at which it is proposed for ratification. Any Bylaws adopted by the Board of Directors may be altered, amended, or repealed, and new Bylaws adopted by the shareholders. The shareholders may prescribe that any Bylaw or Bylaws adopted by them shall not be altered, amended or repealed by the Board of Directors.

11.2 CONDITIONS. Action taken by the shareholders with respect to Bylaws shall be taken by an affirmative vote of a majority of all shares entitled to elect Directors, and action by the Board of Directors with respect to Bylaws shall be taken by an affirmative vote of a majority of all Directors then holding office.

The foregoing Amended and Restated Bylaws were adopted by the Board of Directors of the Corporation, in witness of which the undersigned Directors have hereunto subscribed their signatures.